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                                NEVADA POWER COMPANY



                                        AND



                         IBJ WHITEHALL BANK & TRUST COMPANY
                                     as Trustee




                         SENIOR UNSECURED NOTE INDENTURE



                             DATED AS OF MARCH 1, 1999



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       THIS SENIOR UNSECURED NOTE INDENTURE (this "Indenture"), dated as of
March 1, 1999, between NEVADA POWER COMPANY, a corporation duly organized and existing under the laws of the State of Nevada (the "COMPANY"), and IBJ Whitehall Bank & Trust Company, a banking corporation duly organized and existing under the laws of the State of New York, as trustee (the "TRUSTEE").

                                      WITNESSETH

       WHEREAS, for its lawful corporate purposes, the Company has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of its senior unsecured notes (the "Notes"), to be issued as in this Indenture provided;

       AND WHEREAS, all acts and things necessary to make this Indenture a valid agreement according to its terms have been done and performed, and the execution of this Indenture and the issue hereunder of the Notes have in all respects been duly authorized;

       NOW THEREFORE, THIS INDENTURE WITNESSETH:

       That in order to declare the terms and conditions upon which the Notes are, and are to be authenticated, issued and delivered, and in consideration of the premises, of the purchase and acceptance of the Notes by the Holders thereof the Company covenants and agrees with the Trustee for the equal and proportionate benefit of the respective Holders from time to time of the Notes, as follows:

                                     ARTICLE ONE

                                     DEFINITIONS

       SECTION 1.01. GENERAL. The terms defined in this Article One (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Article One.

       SECTION 1.02. TRUST INDENTURE ACT.

       (a) The Company does not intend to qualify this Indenture under the Trust Indenture Act of 1939, as amended (the "TIA") immediately upon the execution and delivery thereof. The Company represents to the Trustee that it will cause this Indenture to be qualified under the TIA on or prior to the date (the "TIA Qualification Date") any Notes are issued which would give rise to a requirement under the TIA that this Indenture be so qualified. From and after the TIA Qualification Date, whenever this Indenture refers to a provision of the TIA, such provision is incorporated by reference in and made a part of this Indenture.

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              (b) Unless otherwise indicated, all terms used in this Indenture that are defined by the TIA, defined by the TIA by reference to another statute or defined by a rule of the Commission under the TIA shall have the meanings assigned to them in the TIA or such statute or rule as in force on the TIA Qualification Date.

       SECTION 1.03. DEFINITIONS. For purposes of this Indenture, the following terms shall have the following meanings.

       AUTHENTICATING AGENT:

       The term "AUTHENTICATING AGENT" shall mean any agent of the Trustee which shall be appointed and acting pursuant to Section 8.15 hereof.

       AUTHORIZED AGENT:

       The term "AUTHORIZED AGENT" shall mean any agent of the Company designated as such by an Officer's Certificate delivered to the Trustee, as the same may be amended from time to time.

       BOARD OF DIRECTORS:

       The term "BOARD OF DIRECTORS" shall mean the Board of Directors of the Company or the Executive Committee of such Board or any other duly authorized committee of such Board.

       BOARD RESOLUTION:

       The term "BOARD RESOLUTION" shall mean a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

       BUSINESS DAY:

       The term "BUSINESS DAY" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions or trust companies in the Borough of Manhattan, the City and State of New York, the city where the Corporate Trust Office of the Trustee is located, or the State of Nevada, are obligated or authorized by law or executive order to close.

       COMMISSION:

       The term "COMMISSION" shall mean the United States Securities and Exchange Commission, or if at any time hereafter the Commission is not existing or performing the duties now assigned to it under the TIA, then the body performing such duties.

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       COMPANY:

       The term "COMPANY" shall mean the corporation named as the "Company" in the first paragraph of this Indenture, and its successors and assigns permitted hereunder.

       COMPANY ORDER:

       The term "COMPANY ORDER" shall mean a written order signed in the name of the Company by one of the Chairman of the Board, Chief Executive Officer, the President, any Vice President, the Treasurer, an Assistant Treasurer or any other officer or agent of the Company duly authorized by the Board of Directors of the Company to act in respect of matters relating to this Indenture, and delivered to the Trustee.

       CORPORATE TRUST OFFICE OF THE TRUSTEE:

       The term "CORPORATE TRUST OFFICE OF THE TRUSTEE", or other similar term, shall mean the corporate trust office of the Trustee, at which at any particular time its corporate trust business shall be principally administered, which office is at the date of the execution of this Indenture located at One State Street, New York, New York 10004, Attention: Corporate Finance Department.

       DEPOSITARY:

       The term "DEPOSITARY" shall mean, unless otherwise specified in a Company Order pursuant to Section 2.05 hereof, The Depository Trust Company, New York, New York, or any successor thereto registered and qualified under the Securities and Exchange Act of 1934, as amended, or other applicable statute or regulation.

       EVENT OF DEFAULT:

       The term "EVENT OF DEFAULT" shall mean any event specified in Section
7.01 hereof, continued for the period of time, if any, and after the giving of the notice, if any, therein designated.

       EXCHANGE ACT:

       The term "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

       EXPERT:

       The term "EXPERT" shall mean any officer of the Company familiar with the terms of this Indenture, any law firm, any investment banking firm, or any other Person to whom a matter may be referred to because of such Person's knowledge of and familiarity with the particular subject.

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       GLOBAL NOTE:

       The term "GLOBAL NOTE" shall mean a Note that pursuant to Section 2.01 and a Company order pursuant to Section 2.05 hereof is issued to evidence Notes, that is delivered to the Depositary or pursuant to the instructions of the Depositary and that shall be registered in the name of the Depositary or its nominee.

       INDENTURE:

       The term "INDENTURE" shall mean this instrument as originally executed or, if amended or supplemented as herein provided, as so amended or supplemented.

       INITIAL PURCHASERS:

       The term "INITIAL PURCHASERS" shall mean any purchasers of a series of Notes on original issue where such Notes are subject to transfer restrictions as provided in Section 2.14.

       INSTITUTIONAL ACCREDITED INVESTOR:

       The term "INSTITUTIONAL ACCREDITED INVESTOR" has the meaning specified in
Section 2.14(a).

       INTEREST PAYMENT DATE:

       The term "INTEREST PAYMENT DATE" shall mean (a) the date specified in or calculated in accordance with a Company Order pursuant to Section 2.05 hereof,
(b) a date of maturity of such Note and (c) only with respect to defaulted interest on such Note, the date established by the Trustee for the payment of such defaulted interest pursuant to Section 2.11 hereof.

       LEGEND:

       The term "LEGEND" has the meaning specified in Section 2.06(h).

       MATURITY:

       The term "MATURITY," when used with respect to any Note, shall mean the date on which the principal of such Note becomes due and payable as therein or herein provided, whether at the stated maturity thereof or by declaration of acceleration, redemption or otherwise.

       NOTE OR NOTES:

       The terms "NOTE" or "NOTES" shall mean any Note or Notes, as the case may be, authenticated and delivered under this Indenture, including any Global Note.

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       NOTEHOLDER:

       The terms "NOTEHOLDER", "HOLDER OF NOTES," "HOLDER" "NOTE OWNER"or "NOTE HOLDER" shall mean any Person in whose name at the time a particular Note is registered on the books of the Trustee kept for that purpose in accordance with the terms hereof.

       OFFICER'S CERTIFICATE:

       The term "OFFICER'S CERTIFICATE" when used with respect to the Company, shall mean a certificate signed by one of the Chairman, the President, any Vice President, the Treasurer or an Assistant Treasurer.

       OPINION OF COUNSEL:

       The term "OPINION OF COUNSEL" shall mean an opinion in writing signed by legal counsel, who may be an employee of the Company, meeting the applicable requirements of Section 14.05 hereof. If the Indenture requires the delivery of an Opinion of Counsel to the Trustee, the text and substance of which has been previously delivered to the Trustee, the Company may satisfy such requirement by the delivery by the legal counsel that delivered such previous Opinion of Counsel of a letter to the Trustee to the effect that the Trustee may rely on such previous Opinion of Counsel as if such Opinion of Counsel was dated and delivered the date delivery of such Opinion of Counsel is required. Any Opinion of Counsel may contain conditions and qualifications satisfactory to the Trustee.

       OPINION OF INDEPENDENT COUNSEL:

       The term "OPINION OF INDEPENDENT COUNSEL" shall mean an opinion in writing signed by legal counsel, who shall not be an employee of the Company, meeting the applicable requirements of Section 14.05. Any Opinion of Independent Counsel may contain conditions and qualifications satisfactory to the Trustee.

       OUTSTANDING:

       The term "OUTSTANDING", when used with reference to Notes, shall, subject to Section 9.04 hereof, mean, as of any particular time, all Notes authenticated and delivered by the Trustee under this Indenture, except

       (a) Notes theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

       (b) Notes, or portions thereof, for the payment or redemption of which moneys in the necessary amount shall have been deposited in trust with the Trustee or with any paying agent (other than the Company), provided that if such Notes are to be redeemed prior to the maturity thereof,


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notice of such redemption shall have been given as provided in Article Three, or provisions satisfactory to the Trustee shall have been made for giving such notice;

       (c) Notes, or portions thereof, that have been paid and discharged or are deemed to have been paid and discharged pursuant to the provisions of this Indenture; and

       (d) Notes in lieu of or in substitution for which other Notes shall have been authenticated and delivered, or which have been paid, pursuant to
Section 2.07 hereof.

       PERSON:

       The term "PERSON" shall mean any individual, corporation, partnership, joint venture, limited liability company, association, joint-stock company, trust, unincorporated organization or government or any agent or political subdivision thereof.

       PRINCIPAL EXECUTIVE OFFICES OF THE COMPANY:

       The term "PRINCIPAL EXECUTIVE OFFICES OF THE COMPANY" shall mean
6226 West Sahara Avenue, Las Vegas, Nevada 89146, or such other place where the main corporate offices of the Company are located as designated in writing to the Trustee by an Authorized Agent.

       PRIVATE PLACEMENT MEMORANDUM:

       The term "PRIVATE PLACEMENT MEMORANDUM" shall mean the Offering Memorandum dated March 25, 1999, relating to the Notes.

       QIB:

       The term QIB has the meaning specified in Section 2.14(a).

       REGULAR RECORD DATE:

       The term "REGULAR RECORD DATE" shall mean (a) the date specified in a Company Order pursuant to Section 2.05, for an Interest Payment Date for a particular Note (unless the Interest Payment Date is the date of maturity of such Note, in which event, the Regular Record Date shall be as described in clause (b) hereof) and (b) the date of maturity of such Note.

       RESPONSIBLE OFFICER:

       The term "RESPONSIBLE OFFICER" or "RESPONSIBLE OFFICERS" when used with respect to the Trustee shall mean one or more of the following assigned to its Corporate Trust Office: the chairman of the board of directors, the vice chairman of the board of directors, the chairman of the executive committee, the president, any vice president, the secretary, the treasurer, any trust officer, any assistant trust officer, any second or assistant vice president, any assistant secretary, any


                                          6

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assistant treasurer, or any other officer or assistant officer of the Trustee customarily performing functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of his or her knowledge of and familiarity with the particular subject.

       RESTRICTED REGULATION S GLOBAL NOTES:

       The term "RESTRICTED REGULATION S GLOBAL NOTES" has the meaning specified in Section 2.01(c).

       RULE 144:

       The term "RULE 144" has the meaning specified in Section 2.13(b)(iii).

       RULE 144A:

       The term "RULE 144A" has the meaning specified in Section 2.01(d).

       RULE 144A GLOBAL NOTES:

       The term "RULE 144A GLOBAL NOTES" has the meaning specified in Section 2.01(d).

       RULE 144A INFORMATION:

       The term "RULE 144A INFORMATION" has the meaning specified in Section 6.02(b).

       SECURITIES ACT:

       The term "Securities Act" shall mean the Securities Act of 1933, as amended.

       SPECIAL RECORD DATE:

       The term "SPECIAL RECORD DATE" shall mean, with respect to any Note, the date established by the Trustee in connection with the payment of defaulted interest on such Note pursuant to Section 2.11 hereof.

       STATED MATURITY:

       The term "STATED MATURITY" shall mean with respect to any Note, the last date on which principal on such Note becomes due and payable as therein or herein provided, other than by declaration of acceleration or by redemption.


                                          7

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       TRUSTEE:

       The term "TRUSTEE" shall mean IBJ Whitehall Bank & Trust Company and, subject to Article Eight, shall also include any successor Trustee.




       UNRESTRICTED REGULATION S GLOBAL NOTES:

       The term "UNRESTRICTED REGULATION S GLOBAL NOTES" has the meaning set forth in Section 2.01(c).

       U.S. GOVERNMENT OBLIGATIONS:

       The term "U.S. GOVERNMENT OBLIGATIONS" shall mean (i) direct non-callable obligations of, or non-callable obligations guaranteed as to timely payment of principal and interest by, the United States of America or an agency thereof for the payment of which obligations or guarantee the full faith and credit of the United States is pledged or (ii) certificates or receipts representing direct ownership interests in obligations or specified portions (such as principal or interest) of obligations described in clause (i) above, which obligations are held by a custodian in safekeeping in a manner consistent with customary practices and industry standards.

                                     ARTICLE TWO

                      FORM, ISSUE, EXECUTION, REGISTRATION AND
                                  EXCHANGE OF NOTES

       SECTION 2.01. FORM GENERALLY.

       (a) If the Notes are in the form of a Global Note they shall be in substantially the form set forth in EXHIBIT A to this Indenture, and, if the Notes are not in the form of a Global Note, they shall be in substantially the form set forth in EXHIBIT B to this Indenture, or, in any case, in such other form as shall be established by a Board Resolution, or a Company Order pursuant to a Board Resolution, or in one or more indentures supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with applicable rules of any securities exchange or of the Depositary or with applicable law or as may, consistently herewith, be determined by the officers executing such Notes, as evidenced by their execution of such Notes.

       (b) The definitive Notes shall be typed, printed, lithographed or engraved on certificates with steel engraved borders or may be produced in any other manner, all as determined by the officers executing such Notes, as evidenced by their execution of such Notes.


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       Any certificated Notes shall be typewritten, printed, lithographed, engraved or produced by any combination of these methods (with or without steel engraved borders), all as determined by the officers executing such Notes, as evidenced by their execution of such Notes.

       (c) If any Notes are offered and sold in reliance on Regulation S under the Securities Act ("Regulation S"), such Notes may, at the direction of the Company, be issued in the form of one or more Global Notes in definitive, fully registered form without interest coupons substantially in the form of the Note attached as Exhibit A hereto, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Trustee at the Corporate Trust Office, as custodian for the Depositary and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Company and authenticated by the Trustee as herein provided, for credit to their respective accounts (or to such other accounts as they may direct) at Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear System ("Euroclear") or Cedel Bank, societe anonyme ("Cedel"). Until the termination of the restricted period (as defined in Regulation S) with respect to the offer and sale of any such Notes, interests in any such Global Note may only be held by the Agent Members as defined in Section 2.01(e)(ii) for Euroclear and Cedel. Until such time as the restricted period shall have terminated, any such Global Notes shall be referred to herein as the "Restricted Regulation S Global Notes." After such time as the restricted period shall have terminated, such Global Notes shall be referred to herein as "Unrestricted Regulation S Global Notes." The aggregate principal amount of the Restricted Regulation S Global Notes and the Unrestricted Regulation S Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary, as hereinafter provided. The Company shall promptly notify the Trustee of the termination of the restricted period with respect to such Notes by furnishing to the Trustee a certificate substantially in the form of Exhibit C hereto.

       (d) If any Notes are offered and sold in reliance of Rule 144A under the Securities Act ("Rule 144A"), such Notes may, at the direction of the Company, be issued in the form of one or more permanent Global Notes (the "Rule 144A Global Notes") in definitive, fully registered form without interest coupons substantially in the form of the Note attached as Exhibit A hereto, which shall be deposited with the Trustee, at the Corporate Trust Office, as custodian for the Depositary and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Company and authenticated by the Trustee as herein provided. The aggregate principal amount of the Rule 144A Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary, and the Depositary or its nominee, as the case may be, as hereinafter provided.

       (e)(i) If the Company shall establish in a Company Order pursuant to
Section 2.05 hereof that the Notes of a particular series are to be issued in whole or in part in the form of one or more Global Notes, the Company shall execute and the Trustee shall, in accordance with this Section 2.1(e)(i), authenticate and deliver Global Notes that (A) shall be registered in the name of the Depositary or the nominee of such Depositary, (B) shall be deposited on behalf of Agent Members


                                          9

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(as defined herein) with the Trustee as custodian for the Depositary and (C)
shall bear legends substantially to the following effect:

              "UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF [INSERT NAME OF DEPOSITARY] TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE IS REGISTERED IN THE NAME OF [INSERT NAME OF NOMINEE OF DEPOSITARY] OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF [INSERT NAME OF DEPOSITARY] (AND ANY PAYMENT IS MADE TO [INSERT NAME OF NOMINEE OF DEPOSITARY]) OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF [INSERT NAME OF DEPOSITARY]), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, [INSERT NAME OF NOMINEE OF DEPOSITARY], HAS AN INTEREST HEREIN."

              "TRANSFERS OF THIS NOTE SHALL BE LIMITED TO
              TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF [INSERT NAME OF DEPOSITARY] OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF."

       (ii) With respect only to the Global Notes deposited on behalf of the purchasers of the Notes represented thereby with the Trustee as custodian for the Depositary for credit to their respective accounts (or to such other accounts as they may direct) as Euroclear or Cedel insofar as interest in the Global Notes are held by the Agent Members for Euroclear or Cedel, the provisions of the "Operating Procedures of the Euroclear System" and the "Terms and Conditions Governing Use of Euroclear" and the "Management Regulations" and "Instructions to Participants" of Cedel, respectively, shall be applicable to such Global Notes insofar as interests therein are held by the Agent Members for Euroclear and Cedel. Members of, or participants in, a Depositary ("Agent Members") shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary or under any Global Note, and the Depositary may be treated by the Company, the Trustee, and any agent of the Company or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as


                                          10

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between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a holder of any security.

       SECTION 2.02. FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION. The Trustee's certificate of authentication on all Notes shall be in substantially the following form:

                       TRUSTEE'S CERTIFICATE OF AUTHENTICATION

       This Note is one of the Notes of the series herein designated, described or provided for in the within-mentioned Indenture.

                                          IBJ WHITEHALL BANK & TRUST
                                          COMPANY, as Trustee


                                          By:
                                               ---------------------------
                                               Authorized Signatory


       SECTION 2.03. AMOUNT UNLIMITED. The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is unlimited, subject to compliance with the provisions of this Indenture or any indenture supplemental hereto.

       SECTION 2.04. DENOMINATIONS, DATES, INTEREST PAYMENT AND RECORD DATES.

       (a) The Notes shall be issuable in registered form without coupons in denominations of $1,000 and integral multiples thereof or such other amount or amounts as may be authorized by the Board of Directors or a Company Order pursuant to a Board Resolution or in one or more indenture supplements hereto; provided that the principal amount of a Global Note shall not exceed $200,000,000 unless otherwise permitted by the Depositary.

       (b) Each Note shall be dated and issued as of the date of its authentication by the Trustee, and shall bear an Original Issue Date or, as provided in Section 2.13(g) hereof, two or more Original Issue Dates; each Note issued upon transfer, exchange or substitution of a Note shall bear the Original Issue Date or Dates of such transferred, exchanged or substituted Note, subject to the provisions of Section 2.13(g) hereof.

       (c) Each Note shall bear interest from the later of (1) its Original Issue Date (or, if pursuant to Section 2.13 hereof, a Global Note has two or more Original Issue Dates, interest shall, beginning on each such Original Issue Date, begin to accrue for that part of the principal amount of such Global Note to which that Original Issue Date is applicable), or (2) the most recent date to which interest has been paid or duly provided for with respect to such Note until the principal of


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such Note is paid or made available for payment, and interest on each Note shall be payable on each Interest Payment Date after the Original Issue Date.

       (d) Each Note shall mature on a stated maturity specified in the Note. The principal amount of each outstanding Note shall be payable on the maturity date or dates specified therein.

       (e)    Unless otherwise specified in a Company Order pursuant to Section
2.05 hereof, interest on each of the Notes shall be calculated on the basis of a 360-day year of twelve 30-day months and shall be computed at a fixed rate until the maturity of such Notes. The method of computing interest on any Notes not bearing a fixed rate of interest shall be set forth in a Company Order pursuant to Section 2.05 hereof. Unless otherwise specified in a Company Order pursuant to Section 2.05 hereof, principal, interest and premium on the Notes shall be payable in the currency of the United States.

       (f) Except as provided in the following sentence, the Person in whose name any Note is registered at the close of business on any Regular Record Date or Special Record Date with respect to an Interest Payment Date for such Note shall be entitled to receive the interest payable on such Interest Payment Date notwithstanding the cancellation of such Note upon any registration of transfer, exchange or substitution of such Note subsequent to such Regular Record Date or Special Record Date and prior to such Interest Payment Date. Any interest payable at maturity shall be paid to the Person to whom the principal of such
Note is payable.

       (g) The Trustee (or any duly selected paying agent) shall provide to the Company during each month that precedes an Interest Payment Date a list of the principal, interest and premium to be paid on Notes on such Interest Payment Date and to the Depositary a list of the principal, interest and premium to be paid on Global Notes on such Interest Payment Date. The Trustee shall assume responsibility for withholding taxes on interest paid as required by law except with respect to any Global Note.

       SECTION 2.05. EXECUTION, AUTHENTICATION, DELIVERY AND DATING.

       (a) The Notes shall be executed on behalf of the Company by one of its Chairman, President, any Vice President, its Treasurer or an Assistant Treasurer of the Company and attested by the Secretary or an Assistant Secretary of the Company. The signature of any of these officers on the Notes may be manual or facsimile.

       (b) Notes bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes.

       (c) At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Notes executed by the Company to the Trustee for authentication, together with or preceded by one or more Company Orders for the authentication and delivery of such Notes,

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and the Trustee in accordance with any such Company Order shall authenticate and deliver such Notes. The Notes shall be issued in series. Such Company Order shall specify the following with respect to each series of Notes: (i) any limitations on the aggregate principal amount of the Notes to be issued as part of such series, (ii) the Original Issue Date or Dates for such series, (iii) the stated maturity of such series, (iv) the interest rate or rates, or method of calculation of such rate or rates, for such series, (v) the terms, if any, regarding the optional or mandatory redemption of such series, including redemption date or dates of such series, if any, and the price or prices applicable to such redemption (including any premium), (vi) whether or not the Notes of such series shall be issued in whole or in part in the form of a Global Note and, if so, the Depositary for such Global Note, (vii) the designation of such series, (viii) if the form of the Notes of such series is not as described in EXHIBIT A or EXHIBIT B hereto, the form of the Notes of such series, (ix) the maximum annual interest rate, if any, of the Notes permitted for such series,
(x) any other information necessary to complete the Notes of such series, (xi) the establishment of any office or agency pursuant to Section 5.02 hereof, (xii) the interest payment dates, or methods of determining the same, the Regular Record Dates, or method of determining the same, and (xiii) any other terms of such series not inconsistent with this Indenture. Prior to authenticating Notes of any series, and in accepting the additional responsibilities under this Indenture in relation to such Notes, the Trustee shall receive from the Company the following at or before the issuance of the initial Note of such series of Notes, and (subject to Section 8.01 hereof) shall be fully protected in relying upon:

              (1) A Board Resolution authorizing such Company Order or Orders and, if the form of Notes is established by a Board Resolution or a Company Order pursuant to a Board Resolution, a copy of such Board Resolution;

              (2) an Opinion of Counsel stating substantially the following subject to customary qualifications and exceptions:

                     (A) if the form of Notes has been established by or
              pursuant to a Board Resolution, a Company Order pursuant to a Board Resolution, or in a supplemental indenture as permitted by
              Section 2.01 hereof, that such form has been established in conformity with this Indenture;

                     (B) that the Indenture has been duly authorized, executed
              and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general application relating to or affecting the enforcement of creditors and the application of general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity) and except as enforcement of provisions of the Indenture may be limited by state laws affecting the remedies for the enforcement of the security provided for in the Indenture;

                     (C) on and after the TIA Qualification Date that the
              Indenture is qualified to the extent necessary under the TIA;

                     (D) that such Notes have been duly authorized and executed by the Company, and when authenticated by the Trustee and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, except to the extent that enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general application relating to or affecting the enforcement of creditors and the application of general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity) and except as enforcement of provisions of this Indenture may be limited by state laws affecting the remedies for the enforcement of the security provided for in this Indenture;

                     (E) that the issuance of the Notes will not result in any
              default under this Indenture, or any other contract, indenture, loan agreement or other instrument to which the Company is a party or by which it or any of its property is bound; and

                     (F) that all consents or approvals of the Public Utilities
              Commission of Nevada (or any successor agency) and of any other federal or state regulatory agency required in connection with the Company's execution and delivery of this Indenture and such series of Notes have been obtained and not withdrawn (except that no statement need be made with respect to state securities laws).

              (3) an Officer's Certificate stating that (i) the Company is not, and upon the authentication by the Trustee of the series of Notes, will not be in default under any of the terms or covenants contained in the Indenture and (ii) all conditions that must be met by the Company to issue Notes under this Indenture have been met.

       (d) The Trustee shall have the right to decline to authenticate and deliver any Note:

              (1) if the issuance of such Notes pursuant to this Indenture will affect the Trustee's own rights, duties or immunities under the Notes and this Indenture or otherwise in a manner that is not reasonably acceptable to the Trustee;

              (2) if the Trustee, being advised by counsel, determines that such action may not lawfully be taken; or

              (3) if the Trustee in good faith by its Board of Directors, executive officers or a trust committee of directors and/or responsible officers determines that such action would expose the Trustee to personal liability to Holders of any outstanding Notes.

       (e) No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by the Trustee by the manual signature of an authorized officer, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder and is entitled to the benefits of this Indenture.

       (f) If all Notes of a series are not to be authenticated and issued at one time, the Company shall not be required to deliver the Company Order, Board Resolutions, certificate of an Expert, Officer's Certificate and Opinion of Counsel (including any such that would be otherwise required pursuant to Section
12.05 hereof) described in Section 2.05(c) hereof at or prior to the authentication of each Note of such series, if such items are delivered at or prior to the time of authentication of the first Note of such series to be authenticated and issued. If all of the Notes of a series are not authenticated and issued at one time, for each issuance of Notes after the initial issuance of Notes, the Company shall be required only to deliver to the Trustee the Note and a written request (executed by one of the Chairman, the President, any Vice President, the Treasurer, or an Assistant Treasurer) to the Trustee to authenticate such Note and to deliver such Note in accordance with the instructions specified by such request. Any such request shall constitute a representation and warranty by the Company that the statements made in the Officer's Certificate delivered to the Trustee prior to the authentication and issuance of the first Note of such series are true and correct on the date of such request as if made on and as of the date of such request.

       SECTION 2.06. EXCHANGE AND REGISTRATION OF TRANSFER OF NOTES

       (a) Subject to Section 2.13 hereof, Notes may be exchanged for one or more new Notes of any authorized denominations and of a like aggregate principal amount, series and stated maturity and having the same terms and Original Issue Date or Dates. Notes to be exchanged shall be surrendered at any of the offices or agencies to be maintained pursuant to Section 5.02 hereof, and the Trustee shall deliver, or make available for delivery, in exchange therefor the Note or Notes which the Noteholder making the exchange shall be entitled to receive.

       (b) The Trustee shall keep, at one of said offices or agencies, a register or registers in which, subject to such reasonable regulations as it may prescribe, the Trustee shall register or cause to be registered Notes and shall register or cause to be registered the transfer of Notes as in this Article Two provided. Such register shall be in written form or in any other form capable of being converted into written form within a reasonable time. At all reasonable times, such register shall be open for inspection by the Company. Upon due presentment for registration of transfer of any Note at any such office or agency, the Company shall execute and the Trustee shall register, authenticate and deliver in the name of the transferee or transferees one or more new Notes of any authorized denominations and of a like aggregate principal amount, series and stated maturity and having the same terms and Original Issue Date or Dates.

       (c) All Notes presented for registration of transfer or for exchange, redemption or payment shall be duly endorsed by, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Company and the Trustee and duly executed by the Holder or the attorney in fact of such Holder duly authorized in writing.

       (d) No service charge shall be made for any exchange or registration of transfer of Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

       (e) The Trustee shall not be required to exchange or register a transfer of any Notes selected, called or being called for redemption (including Notes, if any, redeemable at the option of the Holder provided such Notes are then redeemable at such Holder's option) except, in the case of any Note to be redeemed in part, the portion thereof not to be so redeemed.

       (f) If the principal amount, and applicable premium, of part, but not all of a Global Note is paid, then upon surrender to the Trustee of such Global Note, the Company shall execute, and the Trustee shall authenticate, deliver and register, a Global Note in an authorized denomination in aggregate principal amount equal to, and having the same terms, Original Issue Date or Dates and series as, the unpaid portion of such Global Note.

       (g) Notwithstanding any provision to the contrary herein, so long as a Global Note remains outstanding and is held by or on behalf of the Depositary, transfers of a Global Note, in whole or in part, shall only be made (x) in the case of transfers of portions of a Global Note to beneficial owners thereof in certificated form, in accordance with Section 2.13, and (y) transfers of such Global Note in whole, and not in part, to nominees of the Depositary or to a successor of the Depositary of such successor's nominee.

       (h) If Notes are issued upon the registration of transfer, exchange or replacement of Notes not bearing the legends required by the form of Note attached as Exhibit A hereto and Section 2.14 below (collectively the "Legend"), the Notes so issued shall not bear the Legend; provided that if a Legend is removed from the face of a Note and the Note is subsequently held by an affiliate of the Company, the Legend shall be reinstated. If Notes are issued upon the registration of transfer, exchange or replacement of Notes bearing the Legend, or if a request is made to remove the Legend on a Note, the Notes so issued shall bear the Legend, or the Legend shall not be removed, as the case may be, unless there is delivered to the Company and the Trustee such satisfactory evidence, which may include an opinion of counsel of recognized standing licensed to practice law in the State of New York and experienced in matters involving the Securities Act, as may be reasonably required by the Company that neither the Legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with applicable securities laws. Upon provision of such satisfactory evidence, the Trustee, at the direction of the Company, shall authenticate and deliver a Note that does not bear the Legend.

       The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

       SECTION 2.07. MUTILATED, DESTROYED, LOST OR STOLEN NOTES

       (a) If any temporary or definitive Note shall become mutilated or be destroyed, lost or stolen, the Company shall execute, and upon its request the Trustee shall authenticate and deliver, a new Note of like form and principal amount and having the same terms and Original Issue Date or Dates and bearing a number not contemporaneously outstanding, in exchange and substitution for the mutilated Note, or in lieu of and in substitution for the Note so destroyed, lost or stolen. In every case the applicant for a substituted Note shall furnish to the Company, the Trustee and any paying agent or Authenticating Agent such security or indemnity as may be required by them to save each of them harmless, and, in every case of destruction, loss or theft of a Note, the applicant shall also furnish to the Company and to the Trustee evidence to their satisfaction of the destruction, loss or theft of such Note and of the ownership thereof.

       (b) The Trustee shall authenticate any such substituted Note and deliver the same upon the written request or authorization of any officer of the Company. Upon the issuance of any substituted Note, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith. If any Note which has matured, is about to mature, has been redeemed or called for redemption shall become mutilated or be destroyed, lost or stolen, the Company may, instead of issuing a substituted Note, pay or authorize the payment of the same (without surrender thereof except in the case of a mutilated Note) if the applicant for such payment shall furnish to the Company, the Trustee and any paying agent or Authenticating Agent such security or indemnity as may be required by them to save each of them harmless and, in case of destruction, loss or theft, evidence satisfactory to the Company and the Trustee of the destruction, loss or theft of such Note and of the ownership thereof.

       (c) Every substituted Note issued pursuant to this Section 2.07 by virtue of the fact that any Note is mutilated, destroyed, lost or stolen shall constitute an additional contractual obligation of the Company, whether or not such destroyed, lost or stolen Note shall be found at any time, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder. All Notes shall be held and owned upon the express condition that, to the extent permitted by law, the foregoing provisions are exclusive with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment of negotiable instruments or other securities without their surrender.

       SECTION 2.08. TEMPORARY NOTES. Pending the preparation of definitive Notes, the Company may execute and the Trustee shall authenticate and deliver temporary Notes (printed, lithographed or otherwise reproduced). Temporary Notes shall be issuable in any authorized denomination and substantially in the form of the definitive Notes but with such omissions, insertions and variations as may be appropriate for temporary Notes, all as may be determined by the Company. Every such temporary Note shall be authenticated by the Trustee upon the same conditions and in substantially the same manner, and with the same effect, as the definitive Notes. Without unreasonable delay the Company shall execute and shall deliver to the Trustee definitive Notes and thereupon any or all temporary Notes shall be surrendered in exchange therefor at the corporate trust office of the Trustee, and the Trustee shall authenticate, deliver and register in exchange for such temporary Notes an equal aggregate principal amount of definitive Notes. Such exchange shall be made by the Company at its own expense and without any charge therefor to the Noteholders. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as definitive Notes authenticated and delivered hereunder.

       SECTION 2.09. CANCELLATION OF NOTES PAID, ETC. All Notes surrendered for the purpose of payment, redemption, exchange or registration of transfer shall be surrendered to the Trustee for cancellation and promptly canceled by it and no Notes shall be issued in lieu thereof except as expressly permitted by this Indenture. The Company's acquisition of any Notes shall operate as a redemption or satisfaction of the indebtedness represented by such Notes and such Notes shall be surrendered by the Company to and canceled by the Trustee.

       SECTION 2.10. INTEREST RIGHTS PRESERVED. Each Note delivered under this Indenture upon transfer of or in exchange for or in lieu of any other Note shall carry all the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note, and each such Note shall be so dated that neither gain nor loss of interest shall result from such transfer, exchange or substitution.

       SECTION 2.11. SPECIAL RECORD DATE. If and to the extent that the Company fails to make timely payment or provision for timely payment of interest on any series of Notes (other than on an Interest Payment Date that is a maturity date), that interest shall cease to be payable to the Persons who were the Noteholders of such series at the applicable Regular Record Date. In that event, when moneys become available for payment of the interest, the Trustee shall (a) establish a date of payment of such interest and a Special Record Date for the payment of that interest, which Special Record Date shall be not more than 15 or fewer than 10 days prior to the date of the proposed payment and (b) mail notice of the date of payment and of the Special Record Date not fewer than 10 days preceding the Special Record Date to each Noteholder of such series at the close of business on the 15th day preceding the mailing at the address of such Noteholder, as it appeared on the register for the Notes. On the day so established by the Trustee the interest shall be payable to the Holders of the applicable Notes at the close of business on the Special Record Date.

       SECTION 2.12. PAYMENT OF NOTES. Payment of the principal, interest and premium on all Notes shall be payable as follows:

       (a) On or before 9:30 a.m., New York City time, of the day on which payment of principal, interest and premium is due on any Global Note pursuant to the terms thereof, the Company shall deliver to the Trustee funds available on such date sufficient to make such payment, by wire transfer of immediately available funds or by instructing the Trustee to withdraw sufficient funds from an account maintained by the Company with the Trustee or such other method as is acceptable to the Trustee and the Depositary. On or before 10:00 a.m., New York City time, or such other time as shall be agreed upon between the Trustee and the Depositary, of the day on which any payment of interest is due on any Global Note (other than at maturity), the Trustee shall pay to the Depositary such interest in same day funds. On or before 10:00 a.m., New York City time or such other time as shall be agreed upon between the Trustee and the Depositary, of the day on which principal, interest payable at maturity and premium, if any, is due on any Global Note, the Trustee shall deposit with the Depositary the amount equal to the principal, interest payable at maturity and premium, if any, by wire transfer into the account specified by the Depositary. As a condition to the payment, at maturity or upon redemption, of any part of the principal of interest on and applicable premium of any Global Note, the Depositary shall surrender, or cause to be surrendered, such Global Note to the Trustee, whereupon a new Global Note shall be issued to the Depositary pursuant to Section 2.06(f) hereof.

       (b) With respect to any Note that is not a Global Note, principal, applicable premium and interest due at the maturity of the Note shall be payable in immediately available funds when due upon presentation and surrender of such Note at the Corporate Trust Office of the Trustee or at the authorized office of any paying agent. Interest on any Note that is not a Global Note (other than interest payable at maturity) shall be paid to the Holder thereof as its name appears on the register by check payable in clearinghouse funds; provided that if the Trustee receives a written request from any Holder of Notes, the aggregate principal amount of which having the same Interest Payment Date equals or exceeds $10,000,000, on or before the applicable Regular Record Date for such Interest Payment Date, interest shall be paid by wire transfer of immediately available funds to a bank within the continental United States designated by such Holder in its request or by direct deposit into the account of such Holder designated by such Holder in its request if such account is maintained with the Trustee or any paying agent.

       (c) At the Company's option, payments on Notes, if such Notes are issued in certificated form, may also be made (i) by checks mailed by the Trustee to the holders entitled thereto at their registered addresses or (ii) to a holder of $1,000,000 or more in aggregate principal amount of the Notes who has delivered a written request to the Trustee at least 14 days prior to the relevant Interest Payment Date electing to have payments made by wire transfer to a designated account in the United States of America, by wire transfer to a designated account. Notwithstanding the above, the final installment of principal payable with respect to any certificated Note shall be payable as provided in the following paragraph. The funds represented by any such checks returned undelivered shall be held in accordance with Section 4.04.

       The Trustee shall notify the Person in whose name a certificated Note is registered at the close of business on the Record Date preceding its Maturity or redemption of such Note in whole. Such notice shall be mailed no later than five days prior to its Maturity or date fixed for such redemption and shall specify that such final principal payment will be payable only upon presentation and surrender of such Note and shall specify the place where such note may be presented and surrendered for payment of such installment. Such notices shall be mailed to Noteholders as provided in Article Three hereof.

       SECTION 2.13.  GLOBAL NOTES.

       (a) If (a) the Company notifies the Trustee in writing that the Depositary is no longer willing or able to act as depositary or the Depositary ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed by the Company within 90 days of such notice or cessation or (b) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of Series A Notes in definitive form under this Indenture, then, upon receipt of a Company Order for the authentication and delivery of individual Notes of such series in exchange for such Global Notes and surrender by the Depositary of the Global Notes, certificated Notes will be issued to each person that the Depositary identifies as the beneficial owner of the Notes represented by the Global Notes. Upon any such issuance, the Trustee is required to register such certificated Notes in the name of such person or person (or the nominee of any thereof) and cause the same to be delivered thereto.

       Neither the Company nor the Trustee shall be liable for any delay by the Depositary or any Participant or Indirect Participant in identifying the beneficial owners of the related Series A Notes and each such person may conclusively rely on, and shall be protected in relying on, instructions from the Depositary for all purposes (including with respect to the registration and delivery and the respective principal amount, of the Notes to be issued).

       If after the occurrence of an Event of Default, Noteholders representing beneficial interests aggregating at least a majority of the Outstanding principal amount of the Notes advise the Trustee, the Company and the Depositary through DTC Participants in writing that the continuation of a book-entry system through the Depositary is no longer in the best interests of the Note Owners, then the Trustee shall within ten days give notice to the Noteholders of the occurrence of any such event and of the availability of certificated Notes in authorized denominations in accordance with the instructions of the Depositary. Any certificated Note delivered in exchange for a portion of a Global Note shall, except as otherwise provided in Section 2.05(h), bear the Legend regarding transfer restrictions set forth on the form of Note attached as Exhibit A hereto. None of the Company or the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be fully protected in relying on, such instructions. Upon the issuance of certificated Notes, the Trustee shall recognize the holders of the Notes as Noteholders.

       (b) Notwithstanding any provision to the contrary herein, so long as a Global Note remains outstanding and is held by or on behalf of the Depositary, transfers of a Global Note, in whole or in part, shall only be made (x) in the case of transfers of portions of a Global Note to beneficial owners thereof in certificated form, in accordance with subsection (a) of this Section 2.13, and
(y) in all other cases, in accordance with this subsection (b) (and subject, in each case, to the provisions of any Legend (as defined herein) imprinted on such Global Note).

              (i) TRANSFERS OF GLOBAL NOTES AS SUCH. Subject to clauses (ii) through (v) of this Section 2.13(b), transfers of a Global Note shall be limited to transfers of such Global Note in whole, and not in part, to nominees of the Depositary or to a successor of the Depositary or such successor's nominee.

              (ii) RULE 144A GLOBAL NOTE TO A RESTRICTED REGULATION S GLOBAL NOTE. If a holder of a beneficial interest in the Rule 144A Global Note deposited with the Depositary wishes at any time to exchange its interest in such Note for an interest in the Restricted Regulation S Global note or transfer its interest in such Note to a person who wishes to take delivery thereof in the form of an interest in the Restricted Regulation S Global Note, such holder may, subject to the rules and procedures of the Depositary, exchange or transfer or cause the exchange or transfer of such interest for an equivalent beneficial interest in the Restricted Regulation S Global Note in accordance with, and subject to, this clause
       (ii). Upon receipt by the Trustee at the Corporate Trust Office of (1) instructions given in accordance with the Depositary's procedures from an Agent Member directing the Trustee to credit or cause to be credited a beneficial interest in the Restricted Regulation S Global Note in an amount equal to the beneficial interest in the Rule 144A Global Note to be exchanged or transferred, (2) a written order given in accordance with the Depositary's procedures containing information regarding the Euroclear or Cedel account to be credited with such increase and the name of such account, and (3) a certificate in the form of Exhibit D attached hereto given by the holder of such interest stating that the exchange or transfer of such interest has been made in compliance with the transfer restrictions applicable to the Notes and pursuant to and in accordance with Regulation S, the Trustee shall instruct the Depositary to reduce the Rule 144A Global Note by the aggregate principal amount of the beneficial interest in the Rule 144A Global Note to be so exchanged or transferred and the Trustee shall instruct the Depositary, concurrently with such reduction to increase the principal amount of the Restricted Regulation S Global Note by the aggregate principal amount of the beneficial interest in the Rule 144A Global Note and to credit or cause to be credited to the account of the Person specified in such instructions (who shall be the Agent Member for Euroclear or Cedel, or both, as the case may be) a beneficial interest in the Restricted Regulation S Global Note equal to the reduction in the principal amount of the Rule 144A Global Note.

              (iii) RULE 144A GLOBAL NOTE TO UNRESTRICTED REGULATION S GLOBAL NOTE. If a holder of a beneficial interest in the Rule 144A Global Note deposited with the Depositary wishes at any time to exchange its interest in such Note for an interest in the Unrestricted Regulation S Global Note or transfer its interest in such Note to a Person who wishes to take delivery thereof in the form of an interest in the Unrestricted Regulation S Global Note, such holder may, subject to the rules and procedures of the Depositary, exchange or cause the exchange or transfer or cause the transfer of such interest for an equivalent beneficial interest in the Unrestricted Regulation S Global Note in accordance with, and subject to, this clause (iii). Upon receipt by the Trustee at the Corporate Trust Office of (1) instructions given in accordance with the Depositary's procedures from an Agent Member directing the Trustee to credit or cause to be credited a beneficial interest in the Unrestricted Regulation S Global Note in an amount equal to the beneficial interest in the Rule 144A Global Note to be exchanged or transferred, (2) a written order given in accordance with the Depositary's procedures containing information regarding the participant account of the Depositary and, in the case of a transfer pursuant to and in accordance with Regulation S, the Euroclear or Cedel account to be credited with such increase and
       (3) a certificate in the form of Exhibit E attached hereto given by the holder of such interest stating that the exchange or transfer of such interest has been made in compliance with the transfer restrictions applicable to the Notes and (A) in the case of an exchange, that either
       (x) the Note being exchanged is not a "restricted security" as defined in Rule 144 under the Securities Act ("Rule 144"), or (y) the exchange is being made to facilitate a contemporaneous transfer that complies with this clause (iii), (B) in the case of a transfer pursuant to Regulation S, that the Note is being transferred pursuant to and in accordance with Regulation S, (C) in the case of a transfer pursuant to Rule 144, that the Note is being transferred pursuant to and in accordance with Rule 144 or (D) in the case of a transfer pursuant to another exemption from the Securities Act (including without limitation Rule 144A), specifying the basis for such exemption, the Trustee shall instruct the Depositary to reduce the Rule 144A Global Note by the aggregate principal amount of the beneficial interest in the Rule 144A Global Note to be so exchanged or transferred and the Trustee shall instruct the Depositary, concurrently with such reduction, to increase the principal amount of the Unrestricted Regulation S Global Note by the aggregate principal amount of the beneficial interest in the Rule 144A Global Note and to credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Unrestricted Regulation S Global Note equal to the reduction in the principal amount of the Rule 144A Global Note.

              (iv) RESTRICTED REGULATION S GLOBAL NOTE, UNRESTRICTED REGULATION S GLOBAL NOTE TO RULE 144A GLOBAL NOTE. If a holder or a beneficial interest in the Restricted Regulation S Global Note or the Unrestricted Regulation S Global Note deposited with the Depositary as the case may be, wishes at any time to exchange its interest in such Note for an interest in the Rule 144A Global Note or transfer its interest in such Note to a Person who wishes to take delivery thereof in the form of an interest in the Rule 144A Global Note, such holder may, subject to the rules and procedures of Euroclear or Cedel and the Depositary, as the case may be, exchange or transfer or cause the exchange or transfer of such interest for an equivalent beneficial interest in the Rule 144A Global Note, in accordance with, and subject to, this clause (iv). Upon receipt by the Trustee, at the Corporate Trust Office of (1) instructions from Euroclear or Cedel or the Depositary, as the case may be, directing the Trustee to credit or cause to be credited a beneficial interest in the Rule 144A Global Note in an amount equal to the beneficial interest in the Restricted Regulation S Global Note or the Unrestricted Regulation S Global Note to be exchanged or transferred, such instructions to contain information regarding the Agent Member's account with the Depositary to be credited with such increase, and, with respect to an exchange or transfer of an interest in the Unrestricted Regulation S Global Note or Restricted Regulation S Global Note, information regarding the Agent Member's account with the Depositary to be debited with such decrease, and (2) a certificate in the form of Exhibit F attached hereto given by the holder of such interest and stating that the Person exchanging or transferring such interest in the Restricted Regulation S Global Note or the Unrestricted Regulation S Global Note, as the case may be, reasonably believes that the Person acquiring such interest in the Rule 144A Global Note is a qualified institutional buyer (as defined in Rule 144A) and is obtaining such beneficial interest in a transaction meeting the requirements of Rule 144A, Euroclear or Cedel or the

       Trustee, as the case may be, shall instruct the Depositary to reduce the Restricted Regulation S Global Note or the Unrestricted Regulation S Global Note, as the case may be, by the aggregate principal amount of the beneficial interest in the Restricted Regulation S Global Note or the Unrestricted Regulation S global Note to be exchanged or transferred, and the Trustee shall instruct the Depositary, concurrently with such reduction or cancellation to increase the principal amount of the Rule 144A Global note by the aggregate principal amount of the beneficial interest in the Restricted Regulation S Global Note or the Unrestricted Regulation S Global Note, as the case may be, to be so exchanged or transferred, and to credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Rule 144A Global Note equal to the reduction in the principal amount of the Restricted Regulation S Global Note or the Unrestricted Regulation S Global Note.

              (v) OTHER EXCHANGES. In the event that a Global Note is exchanged for Notes in certificated form without interest coupons pursuant to this Section 2.13 hereof, such Notes may be exchanged or transferred for one another only in accordance with such procedures as are substantially consistent with the provisions of clauses (ii) through
       (v) above (including, without limitation, the certification requirements intended to insure that such exchanges or transfers comply with Rule 144A, Rule 144 or Regulation S and generally with the Securities Act, as the case may be) and as may be from time to time adopted by the Company and the Trustee.

       (c) Portions of a Global Note deposited with the Depositary pursuant to Section 2.01 shall be transferred in certificated form to the beneficial owners thereof only if such transfer complies with this Section 2.13.

       (d) In order to facilitate the delivery of certificated Notes upon the occurrence of certain events as specified in Section 2.13(a), the Company shall promptly make available to the Trustee a reasonable supply of certificated Notes in definitive fully registered form without interest coupons.

       (e)    Unless and until certificated Notes have been issued to
Noteholders:

              (i)    this Section shall be in full force and effect;

              (ii) the Trustee may deal with the Depositary for all purposes (including the payment of principal of and interest on the Notes) as the authorized representative of the Noteholders;

              (iii) to the extent that this Section conflicts with any other provisions of this Indenture, this Section shall control;

              (iv) the rights of Noteholders shall be exercised only through the Depositary and shall be limited to those established by law and agreements between such Noteholders and the Depositary and/or the Agent Members pursuant to the Note Depositary Agreement;

              (v) the Depositary will make book-entry transfers among the Agent Members and receive and transmit payments of principal of and interest on the Notes to such Agent Members; and

              (vi) whenever this Indenture requires or permits actions to be taken based upon instruments or directions of Noteholders evidencing a specified percentage of the Outstanding principal amount of the Notes, the Depositary shall be deemed to represent such percentage only to the extent that it has received instructions to such effect from Noteholders and/or Noteholders owning or representing, respectively, such required percentage of the beneficial interest in the Notes and has delivered such instructions to the Trustee.

              Whenever a notice or other communication to the Noteholders is required under this Indenture, unless and until certificated Notes have been issued to Noteholders, the Trustee shall give all such notices and communications to the Depositary.

       (f) Neither the Company, the Trustee, any Authenticating Agent nor any paying agent shall have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests of a Global Note or for maintaining, supervising or reviewing any records relating to such beneficial ownership interest.

       (g) Pursuant to the provisions of this subsection, at the option of the Trustee and upon 30 days' written notice to the Depositary but not prior to the first Interest Payment Date of the respective Global Notes, the Depositary shall be required to surrender any two or more Global Notes which have identical terms, including, without limitation, identical maturities, interest rates and redemption provisions (but which may have differing Original Issue Dates) to the Trustee, and the Company shall execute and the Trustee shall authenticate and deliver to, or at the direction of, the Depositary a Global Note in principal amount equal to the aggregate principal amount of, and with all terms identical to, the Global Notes surrendered thereto and that shall indicate each applicable Original Issue Date and the principal amount applicable to each such Original Issue Date. The exchange contemplated in this subsection shall be consummated at least 30 days prior to any Interest Payment Date applicable to any of the Global Notes surrendered to the Trustee. Upon any exchange of any Global Note with two or more Original Issue Dates, whether pursuant to this Section or pursuant to
Section 2.06 or Section 3.03 hereof, the aggregate principal amount of the Notes with a particular Original Issue Date shall be the same before and after such exchange, after giving effect to any retirement of Notes and the Original Issue Dates applicable to such Notes occurring in connection with such exchange.

       SECTION 2.14. TRANSFER RESTRICTIONS. Except as otherwise provided in an indenture supplement for a series of Notes, the following transfer restrictions shall apply to any Note not sold pursuant to a registration statement which has been declared effective under the Securities Act:

       (a) No transfer of a Note (or any interest therein) shall be made except (i) to the Company or to an Initial Purchaser, (ii) so long as such Note is eligible for resale pursuant to Rule

144A, to a person whom the seller reasonably believes is a qualified institutional buyer (as defined in Rule 144A) ("QIB") acquiring such Note for its own account or as a fiduciary or agent for others (which others must also be QIBs) and to whom notice is given that the resale or other transfer is being made in reliance on Rule 144A, (iii) outside the United States in compliance with Rule 904 of Regulation S under the Securities Act ("Regulation S"), (iv) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available), (v) to an institutional "accredited investor," as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act (an "Institutional Accredited Investor") pursuant to another available exemption under the Securities Act or (vi) pursuant to a registration statement that has been declared effective under the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States or any other jurisdiction. In connection with any proposed transfer, the transferor shall furnish to the Trustee and the Company such certifications, legal opinions or other information as the Company may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

       (b) Each purchaser of Notes from the Initial Purchasers, by its acceptance thereof, shall be deemed to have acknowledged, represented to and agreed with the Company and the Initial Purchasers as follows:

              (1) It understands and acknowledges that the Notes have not been registered under the Securities Act or any other applicable securities law and that the Notes are being offered for resale in transactions not requiring registration under the Securities Act or any other securities laws, including sales pursuant to Rule 144A, and, unless so registered, may not be offered, sold or otherwise transferred except in compliance with the registration requirements of the Securities Act or any other applicable securities laws, pursuant to an exemption therefrom or in a transaction not subject thereto and in each case in compliance with the conditions for transfer set forth in paragraph (4) below.

              (2) It is not an "affiliate" (as defined in Rule 144 under the Securities Act) of the Company or acting on behalf of the Company, and it is either (a) a "qualified institutional buyer" as defined in Rule 144A and is aware that any sale of the Notes to it will be made in reliance on Rule 144A and such acquisition will be for its own account or for the account of another "qualified institutional buyer" or (b) not a "U.S. Person" as defined in Regulation S or purchasing for the account or benefit of a U.S. Person (other than a distributor) and is purchasing Notes in an offshore transaction in accordance with Regulation S (a "Non-U.S. Person").

              (3) It acknowledges that none of the Company, the Initial Purchasers or any person representing the Company or the Initial Purchasers has made any representation to it with respect to the Company or the offering, other than the information contained in the Offering Memorandum, which has been delivered to it and upon which it is relying in making its investment decision with respect to the Notes. It has had access to such financial and other information concerning the Company and the Notes as it has deemed necessary in connection with its decision to purchase the Notes, including an opportunity to ask questions of and request information from the Company and the Initial Purchasers.

              (4) It is purchasing the Notes for its own account, or for one or more investor accounts for which it is acting as a fiduciary or agent, in each case not with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act, subject to any requirement of law that the disposition of its property or the property of such investor account or accounts be at all times within its or their control and subject to its or their ability to resell such Notes pursuant to Rule 144A or any other available exemption from registration under the Securities Act. It agrees on its own behalf and on behalf of any investor account for which it is purchasing the Notes, and each subsequent holder of the Notes by its acceptance thereof will agree, to offer, sell or otherwise transfer such Notes prior to the date that is two years after the later of the date of original issue of such Notes and the last date that the Company or any affiliate of the Company was the owner of such Notes (or any predecessor thereto) (the "Resale Restriction Termination Date") only (a) to the Company, (b) pursuant to a registration statement that has been declared effective under the Securities Act, (c) for so long as the Notes are eligible for resale pursuant to Rule 144A, to a person it reasonably believes is a "qualified institutional buyer" that purchases for its own account or for the account of a "qualified institutional buyer" to whom notice is given that the transfer is being made in reliance on Rule 144A, (d) pursuant to offers and sales that occur outside the United States within the meaning of Regulation S, or (e) pursuant to any other available exemption from the registration requirements of the Securities Act, subject to any requirement of law that the disposition of its property or the property of such investor account or accounts be at all times within its or their control. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. Each purchaser acknowledges that the Company and the Trustee reserve the right prior to any offer, sale or other transfer prior to the Resale Restriction Termination Date of the Notes pursuant to clause (e) above to require the delivery of an opinion of counsel, certifications and/or other information satisfactory to the Company and the Trustee. Each purchaser acknowledges that each Note will contain a legend substantially to the following effect:

       THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

       THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE

       HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, OR (E) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, INCLUDING THE EXEMPTION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT, IF AVAILABLE, SUBJECT TO THE COMPANY AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

              (5) It acknowledges that the Company, the Initial Purchasers and others will rely upon the truth and accuracy of the foregoing acknowledgments, representations and agreements and agrees that, if any of the acknowledgments, representations or agreements deemed to have been made by it by its purchaser of Notes is no longer accurate, it shall promptly notify the Company and the Initial Purchasers. If it is acquiring any Notes as a fiduciary or agent for one or more investor accounts, it represents that it has sole investment discretion with respect to each such account and that is has full power to make the foregoing acknowledgments, representations and agreements on behalf of each such account.

       SECTION 2.15 CUSIP NUMBERS. The Company in issuing the Notes may, and in the case of Global Notes issued pursuant to Section 2.13 shall, use "CUSIP" numbers (if then generally in use), and, if so used, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to holders of Notes; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee in writing of any change in the CUSIP numbers. The Global Notes issued and authenticated pursuant to Section 2.01(c) (both before and after the expiration of the restricted period) and the Rule 144A Global Notes shall each be assigned separate securities identification numbers.

                                    ARTICLE THREE

                                 REDEMPTION OF NOTES

       SECTION 3.01. APPLICABILITY OF ARTICLE. Such of the Notes as are, by their terms, redeemable prior to their stated maturity date at the option of the Company, may be redeemed by the Company at such times, in such amounts and at such prices as may be specified therein and in accordance with the provisions of this Article Three.

       SECTION 3.02. NOTICE OF REDEMPTION; SELECTION OF NOTES.

       (a) The election of the Company to redeem any Notes shall be evidenced by a Board Resolution which shall be given with written notice of redemption to the Trustee (such notice shall contain the relevant information required by the Trustee to allow it to give its notice hereunder) at least 45 days (or such shorter period acceptable to the Trustee in its sole discretion) prior to the redemption date specified in such notice.

       (b) Notice of redemption to each Holder of Notes to be redeemed as a whole or in part shall be given by the Trustee, in the manner provided in
Section 14.10 hereof, no less than 30 or more than 60 days prior to the date fixed for redemption. Any notice which is given in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the Noteholder receives the notice. In any case, failure duly to give such notice, or any defect in such notice, to the Holder of any Note designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Note.

       (c) Each such notice shall specify the date fixed for redemption, the places of redemption and the redemption price at which such Notes are to be redeemed, and shall state that payment of the redemption price of such Notes or portion thereof to be redeemed will be made upon surrender of such Notes at such places of redemption, that interest accrued to the date fixed for redemption will be paid as specified in such notice, and that from and after such date interest thereon shall cease to accrue. If less than all of a series of Notes having the same terms are to be redeemed, the notice shall specify the Notes or portions thereof to be redeemed. If any Note is to be redeemed in part only, the notice which relates to such Note shall state the portion of the principal amount thereof to be redeemed, and shall state that, upon surrender of such Note, a new Note or Notes having the same terms in aggregate principal amount equal to the unredeemed portion thereof will be issued.

       (d) Unless otherwise provided by a supplemental indenture or Company Order under Section 2.05 hereof, if less than all of a series of Notes is to be redeemed, the Trustee shall select in accordance with its customary practice and procedure in effect from time to time the particular Notes to be redeemed in whole or in part and shall thereafter promptly notify the Company in writing of the Notes so to be redeemed. If less than all of a series of Notes represented by a Global Note is to be redeemed, the particular Notes or portions thereof of such series to be redeemed shall be selected by the Depositary for such series of Notes in such manner as the Depositary shall determine. Notes shall be redeemed only in denominations of $1,000, provided that any remaining principal amount of a Note redeemed in part shall be a denomination authorized under this Indenture.

       (e) If at the time of the mailing of any notice of redemption the Company shall not have irrevocably directed the Trustee to apply funds deposited with the Trustee or held by it and available to be used for the redemption of Notes to redeem all the Notes called for redemption, such notice, at the election of the Company, may state that it is subject to the receipt of the redemption moneys by the Trustee before the date fixed for redemption and that such notice shall be of no effect unless such moneys are so received before such date.

       SECTION 3.03. PAYMENT OF NOTES ON REDEMPTION; DEPOSIT OF REDEMPTION
PRICE.

       (a) If notice of redemption for any Notes shall have been given as provided in Section 3.02 hereof and such notice shall not contain the language permitted at the Company's option under Section 3.02(e) hereof, such Notes or portions of Notes called for redemption shall become due and payable on the date and at the places stated in such notice at the applicable redemption price, together with interest accrued to the date fixed for redemption of such Notes. Interest on the Notes or portions thereof so called for redemption shall cease to accrue and such Notes or portions thereof shall be deemed not to be entitled to any benefit under this Indenture except to receive payment of the redemption price together with interest accrued thereon to the date fixed for redemption. Upon presentation and surrender of such Notes at such a place of payment in such notice specified, such Notes or the specified portions thereof shall be paid and redeemed at the applicable redemption price, together with interest accrued thereon to the date fixed for redemption.

       (b)    If notice of redemption shall have been given as provided in
Section 3.02 hereof and such notice shall contain the language permitted at the Company's option under Section 3.02(e) hereof, such Notes or portions of Notes called for redemption shall become due and payable on the date and at the places stated in such notice at the applicable redemption price, together with interest accrued to the date fixed for redemption of such Notes, and interest on the Notes or portions thereof so called for redemption shall cease to accrue and such Notes or portions thereof shall be deemed not to be entitled to any benefit under this Indenture except to receive payment of the redemption price together with interest accrued thereon to the date fixed for redemption; provided that, in each case, the Company shall have deposited with the Trustee or a paying agent on or prior to such redemption date an amount sufficient to pay the redemption price together with interest accrued to the date fixed for redemption. Upon the Company making such deposit and, upon presentation and surrender of such Notes at such a place of payment in such notice specified, such Notes or the specified portions thereof shall be paid and redeemed at the applicable redemption price, together with interest accrued thereon to the date fixed for redemption. If the Company shall not make such deposit on or prior to the redemption date, the notice of redemption shall be of no force and effect and the principal on such Notes or specified portions thereof shall continue to bear interest as if the notice of redemption had not been given.

       (c) No notice of redemption of Notes shall be mailed during the continuance of any Event of Default, except (1) that, when notice of redemption of any Notes has been mailed, the Company shall redeem such Notes but only if funds sufficient for that purpose have prior to the occurrence of such Event of Default been deposited with the Trustee or a paying agent for such purpose, and
(2) that notices of redemption of all outstanding Notes may be given during the continuance of an Event of Default.

       (d) Upon surrender of any Note redeemed in part only, the Company shall execute, and the Trustee shall authenticate, deliver and register, a new Note or Notes of authorized denominations in aggregate principal amount equal to, and having the same terms, Original Issue Date or Dates and series as, the unredeemed portion of the Note so surrendered.

                                     ARTICLE FOUR

                    SATISFACTION AND DISCHARGE; UNCLAIMED MONEYS

       SECTION 4.01. SATISFACTION AND DISCHARGE.

       (a)    If at any time:

              (1) the Company shall have paid or caused to be paid the principal of and premium, if any, and interest on all the outstanding Notes, as and when the same shall have become due and payable,

              (2) the Company shall have delivered to the Trustee for cancellation all outstanding Notes, or

              (3) the Company shall have irrevocably deposited or caused to be irrevocably deposited with the Trustee as trust funds the entire amount in (A) cash, (B) U.S. Government Obligations maturing as to principal and interest in such amounts and at such times as will insure the availability of cash, or (C) a combination of cash and U.S. Government Obligations, in any case sufficient, without reinvestment, as certified by an independent public accounting firm of national reputation in a written certification delivered to the Trustee, to pay at maturity or the applicable redemption date (provided that notice of redemption shall have been duly given or irrevocable provision satisfactory to the Trustee shall have been duly made for the giving of any notice of redemption) all outstanding Notes, including principal and any premium and interest due or to become due to such date of maturity, as the case may be and, unless all outstanding Notes are to be due within 90 days of such deposit by redemption or otherwise, shall also deliver to the Trustee an Opinion of Independent Counsel to the effect that the Company has received from, or there has been published by, the Internal Revenue Service a ruling or similar pronouncement by the Internal Revenue Service or that there has been a change of law, in either case to the effect that the Holders of the Notes will not recognize income, gain or loss for United States federal income tax purposes as a result of such defeasance or discharge of the Indenture, and if, in any such case, the Company shall also pay or cause to be paid all other sums payable hereunder by the Company, then this Indenture shall cease to be of further effect (except as to (i) rights of registration of transfer and exchange of Notes, (ii) substitution of mutilated, defaced, destroyed, lost or stolen Notes, (iii) rights of Noteholders to receive payments of principal thereof, and any premium and interest thereon, upon the original stated due dates therefor or upon the applicable redemption date (but not upon acceleration of maturity) from the moneys and U.S. Government Obligations held by the Trustee pursuant to Section 4.02 hereof, (iv) the rights and immunities and indemnities of the Trustee hereunder, (v) the rights of the Holders of Notes as beneficiaries hereof with respect to the property so deposited with the Trustee payable to all or any of them, (vi) the obligations and rights of the Trustee and the Company under Section 4.04 hereof, and (vii) the duties of the Trustee with respect to any of the foregoing), and the Company shall be deemed to have paid and discharged the entire indebtedness represented by, and its obligations under, the Notes, and the Trustee, on demand of the Company and at the cost and expense of the Company, shall execute proper instruments acknowledging such satisfaction of and discharging this Indenture and the Trustee shall at the request of the Company return to the Company all property and money held by it under this Indenture and determined by it from time to time in accordance with the certification pursuant to this Section 4.01(a)(3) to be in excess of the amount required to be held under this Section.

       If the Notes are deemed to be paid and discharged pursuant to this
Section 4.01(a)(3) within 15 days after those Notes are so deemed to be paid and discharged, the Trustee shall cause a written notice to be given to each Holder in the manner provided by Section 14.10 hereof. The notice shall:

              (i)   state that the Notes are deemed to be paid and discharged;

              (ii) set forth a description of any U.S. Government Obligations and cash held by the Trustee as described above; and

              (iii) if any Notes will be called for redemption, specify the date or dates on which those Notes are to be called for redemption.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 8.06 hereof, shall survive.

       (b) If the Company shall have paid or caused to be paid the principal of and premium, if any, and interest on any Note, as and when the same shall have become due and payable or the Company shall have delivered to the Trustee for cancellation any outstanding Note, such Note shall cease to be entitled to any lien, benefit or security under this Indenture.

       SECTION 4.02. DEPOSITED MONEYS TO BE HELD IN TRUST BY TRUSTEE. All moneys and U.S. Government Obligations deposited with the Trustee pursuant to Section
4.01 hereof, shall be held in trust and applied by it to the payment, either directly or through any paying agent (including the Company if acting as its own paying agent), to the Holders of the particular

Notes for the payment or redemption of which such moneys and U.S. Government Obligations have been deposited with the Trustee of all sums due and to become due thereon for principal and premium, if any, and interest.

       SECTION 4.03. PAYING AGENT TO REPAY MONEYS HELD. Upon the satisfaction and discharge of this Indenture all moneys then held by any paying agent for the Notes (other than the Trustee) shall, upon written demand by an Authorized Agent, be repaid to the Company or paid to the Trustee, and thereupon such paying agent shall be released from all further liability with respect to such moneys.

       SECTION 4.04. RETURN OF UNCLAIMED MONEYS. Any moneys deposited with or paid to the Trustee for payment of the principal of or any premium or interest on any Notes and not applied but remaining unclaimed by the Holders of such Notes for two years after the date upon which the principal of or any premium or interest on such Notes, as the case may be, shall have become due and payable, shall be repaid to the Company by the Trustee on written demand by an Authorized Agent, and all liability of the Trustee shall thereupon cease; and any Holder of any of such Notes shall thereafter look only to the Company for any payment which such Holder may be entitled to collect.

                                     ARTICLE FIVE

                         PARTICULAR COVENANTS OF THE COMPANY

       SECTION 5.01. PAYMENT OF PRINCIPAL, PREMIUM AND INTEREST. The Company covenants and agrees for the benefit of the Holders of the Notes that it will duly and punctually pay or cause to be paid the principal of and any premium and interest on each of the Notes at the places, at the respective times and in the manner provided in such Notes or in this Indenture.

       SECTION 5.02. OFFICE FOR NOTICES AND PAYMENTS, ETC. So long as any of the Notes remain outstanding, the Company at its option may cause to be maintained in the Borough of Manhattan, the City and State of New York, or elsewhere, an office or agency where the Notes may be presented for registration of transfer and for exchange as in this Indenture provided, and where, at any time when the Company is obligated to make a payment of principal and premium upon Notes, the Notes may be surrendered for payment, and may maintain at any such office or agency and at its principal office an office or agency where notices and demands to or upon the Company in respect of the Notes or of this Indenture may be served. The designation of any such office or agency shall be made by Company Order pursuant to Section 2.05 hereof or at any subsequent time pursuant to this
Section 5.02 hereof. The Company will give to the Trustee written notice of the location of each such office or agency and of any change of location thereof. If the Company shall fail to give such notice of the location or of any change in the location of any such office or agency, presentations may be made and notices and demands may be served at the Corporate Trust Office of the Trustee.

       SECTION 5.03. APPOINTMENTS TO FILL VACANCIES IN TRUSTEE'S OFFICE. The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 8.11 hereof, a Trustee, so that there shall at all times be a Trustee hereunder.

       SECTION 5.04. PROVISION AS TO PAYING AGENT. The Trustee shall be the paying agent for the Notes and, at the option of the Company, the Company may appoint additional paying agents (including without limitation itself). Whenever the Company shall appoint an additional paying agent, it shall cause such paying agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to this Section 5.04:

              (1) that it will hold in trust for the benefit of the Holders and the Trustee all sums held by it as such agent for the payment of the principal of and any premium or interest on the Notes (whether such sums have been paid to it by the Company or by any other obligor on such Notes) in trust for the benefit of the Holders of such Notes;

              (2) that it will give to the Trustee notice of any failure by the Company (or by any other obligor on such Notes) to make any payment of the principal of and any premium or interest on such Notes when the same shall be due and payable; and

              (3) that it will at any time during the continuance of any such failure, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such paying agent.

       If the Company shall act as its own paying agent with respect to any Notes, it will, on or before each due date of the principal of and any premium or interest on such Notes, set aside, segregate and hold in trust for the benefit of the Holders of such Notes a sum sufficient to pay such principal and any premium or interest so becoming due and will notify the Trustee of any failure by it to take such action and of any failure by the Company (or by any other obligor on such Notes) to make any payment of the principal of and any premium or interest on such Notes when the same shall become due and payable.

       Whenever the Company shall have one or more paying agents, it will, on or prior to each due date of the principal of (and premium, if any) or interest, if any, on any Notes, deposit with such paying agent a sum sufficient to pay the principal (and premium, if any) or interest, if any, so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, if any, and (unless such paying agent is the Trustee) the Company shall promptly notify the Trustee of any failure on its part to so act.

       Anything in this Section 5.04 to the contrary notwithstanding, the Company may, at any time, for the purpose of obtaining a satisfaction and discharge of this Indenture, or for any other reason, pay or cause to be paid to the Trustee all sums held in trust by it or any paying agent hereunder, as required by this Section 5.04, such sums to be held by the Trustee upon the trusts herein contained.

       Anything in this Section 5.04 to the contrary notwithstanding, the agreement to hold sums in trust as provided in this Section 5.04 is subject to Sections 5.03 and 5.04 hereof.

       SECTION 5.05. CERTIFICATES AND NOTICE TO TRUSTEE. The Company shall, on or before May 1 of each year, beginning in 2000, deliver to the Trustee a certificate from its principal executive officer, principal financial officer or principal accounting officer covering the preceding calendar year and stating whether or not, to the knowledge of such party, the Company has complied with all conditions and covenants under this Indenture, and, if not, describing in reasonable detail any failure by the Company to comply with any such conditions or covenants. For purposes of this Section, compliance shall be determined without regard to any period of grace or requirement of notice provided under this Indenture.

                                     ARTICLE SIX

             NOTEHOLDER LISTS AND REPORTS BY THE COMPANY AND THE TRUSTEE

       SECTION 6.01. NOTEHOLDER LISTS.

       (a) The Company shall furnish or cause to be furnished to the Trustee semiannually, not later than 15 days after each Regular Record Date for each Interest Payment Date that is not a maturity date and at such other times as such Trustee may request in writing, within 30 days after receipt by the Company of any such request, a list in such form as the Trustee may reasonably require containing all the information in the possession or control of the Company, or any paying agents other than the Trustee, as to the names and addresses of the Holders of Notes, obtained since the date as of which the next previous list, if any, was furnished. Any such list may be dated as of a date not more than 15 days prior to the time such information is furnished or caused to be furnished and need not include information received after such date; provided that as long as the Trustee is the registrar for the Notes, no such list shall be required to be furnished. The Trustee shall preserve any list provided to it pursuant to this Section until such time as the Company or any paying agent, as applicable, shall provide it with a more recent list.

       (b) Within five business days after the receipt by the Trustee of a written application by any three or more Holders holding in the aggregate no less than 25% of the then outstanding principal amount of the Notes stating that the applicants desire to communicate with other Holders with respect to their rights under the Indenture or under the Notes, and accompanied by a copy of the form of proxy or other communication which such applicants propose to transmit, and by reasonable proof that each such applicant has owned a Note for a period of at least six months preceding the date of such application, the Trustee shall, at its election, either:

              (i) afford to such applicants access to all information furnished to or received by the Trustee pursuant to Section 6.01(a) hereof or, if applicable, in its capacity as registrar to the Notes; or

              (ii) inform such applicants as to the approximate number of Holders according to the most recent information furnished to or received by the Trustee under Section 6.01(a) hereof or if applicable in its capacity as registrar for the Notes, and as to the approximate cost of mailing to such Holders the form of proxy or other communication, if any, specified in such application.

       If the Trustee shall elect not to afford such applicants access to such information, the Trustee shall, upon the written request of such applicants, mail to each Holder of Notes a copy of the form of proxy or other communication which is specified in such request, with reasonable promptness after a tender to the Trustee of the material to be mailed and of payment, or provision for the payment, of the reasonable expenses of such mailing, unless within five days after such tender the Trustee shall mail to such applicants and file with the Commission, together with a copy of the material to be mailed, a written statement to the effect that, in the opinion of the Trustee, such mailing would be contrary to the best interests of the Holders or would be in violation of applicable law. Such written statement shall specify the basis of such opinion. If the Commission, after opportunity for a hearing upon the objections specified in the written statement so filed, shall enter an order refusing to sustain any of such objections or if, after the entry of an order sustaining one or more of such objections, the Commission shall find, after notice and opportunity for hearing, that all the objections so sustained have been met and shall enter an order so declaring, the Trustee shall mail copies of such material to all Holders with reasonable promptness after the entry of such order and the renewal of such tender; otherwise the Trustee shall be relieved of any obligation or duty to such applicants respecting their application.

       (c) Every Holder of a Note, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any paying agent nor any Authenticating Agent shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders in accordance with this Section, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under this Section.

       SECTION 6.02. REPORTS BY THE COMPANY.  The Company shall:

       (a) As of the date hereof, the Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act. While the Company is subject to such reporting requirements, it shall file with the Trustee, and the Trustee shall provide Noteholders, within 30 days after it files them with the Commission, copies of its annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may by rules and regulations prescribe) that the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act.

       (b) If at any time (i) the Company is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, (ii) the Company is not exempt from reporting pursuant to Rule 12g3-2(b) under the Exchange Act and
(iii) any Notes are "restricted securities" within the meaning of Rule 144 under the Securities Act, upon the request of a Noteholder, the Company shall promptly furnish or cause to be furnished "Rule 144A Information" (as defined herein) to such Noteholder or Note Owner or to a prospective purchaser of such Note designated by such Noteholder or Note Owner in order to permit compliance by such holder or beneficial owner with Rule 144A in connection with the resale of such Note (or interest therein) to a QIB. "Rule 144A Information" shall be such information as is specified pursuant to Rule 144A(d)(4) under the Securities Act (or any successor provision thereto).

       (c) So long as any of the Notes are Outstanding and the Company is not required to make reports under the requirements of Section 13 or 15(d) of the Exchange Act, in addition to the requirement to furnish Rule 144A Information as provided in subsection (b), the Company shall file with the Trustee, and the Trustee shall (upon the written request thereof delivered to the Trustee) provide to any Noteholder, annual consolidated financial statements of the Company prepared in accordance with GAAP and the FERC uniform system of accounts, as applicable, except as noted therein (together with notes thereto and a report thereon by an independent accountant of established national reputation) and setting forth in comparative form the figures for the previous fiscal year, such statements to be filed with the Trustee within 120 days after the end of the fiscal year covered thereby. In addition, the Company will file with the Trustee, and the Trustee will (upon written request thereof delivered to the Trustee) provide to any Noteholder, unaudited consolidated financial statements (including a balance sheet and statements of income and retained earnings) of the Company as of the end of each of the first three fiscal quarters of each fiscal year and for the period of such fiscal year then ended prepared on a basis consistent with the annual financial statements furnished pursuant to this clause (c) and setting forth in comparative form the figures for the corresponding periods in the previous fiscal year, such statements to be filed with the Trustee within 60 days after the end of each such fiscal quarter. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely conclusively on Officer's Certificates).



       SECTION 6.03. REPORTS BY THE TRUSTEE.

       (a) Within 60 days after May 15 of each year on or after the TIA Qualification Date, beginning with the May 15 after the first issuance of Notes hereunder, the Trustee shall transmit by mail a brief report dated as of such date that complies with Section 313(a) of the TIA (to the extent required by such Section).

       (b) From and after the TIA Qualification Date, the Trustee shall from time to time transmit by mail brief reports that comply, both in content and date of delivery, with Section 313(b) of the TIA (to the extent required by such Section).

       (c) A copy of each such report filed pursuant to this section shall, at the time of such transmission to such Holders, be filed by the Trustee with each stock exchange upon which any

Notes are listed and also with the Commission. The Company will notify the Trustee promptly upon the listing of such Notes on any stock exchange.

       (d)    Reports pursuant to this Section shall be transmitted

              (1) by mail to all Holders of Notes, as their names and addresses appear in the register for the Notes;

              (2) by mail to such Holders of Notes as have, within the two years preceding such transmission, filed their names and addresses with the Trustee for such purpose;

              (3) by mail, except in the case of reports pursuant to Section 6.03(b) and (c) hereof, to all Holders of Notes whose names and addresses have been furnished to or received by the Trustee pursuant to Section
       6.01 hereof; and

              (4) at the time such report is transmitted to the Holders of the Notes, to each exchange on which Notes are listed and also with the Commission.

                                    ARTICLE SEVEN

                             REMEDIES OF THE TRUSTEE AND
                           NOTEHOLDERS ON EVENTS OF DEFAULT

       SECTION 7.01. EVENTS OF DEFAULT.

       (a) If one or more of the following Events of Default shall have occurred and be continuing:

              (1) default in the payment of any installment of interest upon any of the Notes as and when the same shall become due and payable, and continuance of such default for a period of 30 days;

              (2) default in the payment of the principal of or any premium on any of the Notes as and when the same shall become due and payable and continuance of such default for five days;

              (3) failure on the part of the Company to duly observe or perform any other of the covenants or agreements on the part of the Company contained in the Notes or in this Indenture for a period of 90 days after the date on which written notice of such failure, requiring the same to be remedied and stating that such notice is a "Notice of Default" hereunder, shall have been given to the Company by the Trustee by registered mail, or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Notes at the time outstanding;

              (4) a default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness of the Company, whether such indebtedness now exists or is created hereafter, which default (a) is caused by a failure to pay principal of such indebtedness after notice and the lapse of any applicable grace period provided in such indebtedness on the date of such default (a "payment default") or (b) results in the acceleration of such indebtedness prior to its express maturity (and such acceleration is not rescinded, or such indebtedness is not repaid, within 30 days) and, in each case, the principal amount of any such indebtedness, together with the principal amount of any other such indebtedness under which there has been a payment default or the maturity of which has been so accelerated (and such acceleration is not rescinded, or such indebtedness is not repaid, within 30 days), aggregates $15,000,000;

              (5) one or more judgments in an aggregate amount in excess of $15,000,000 not covered by adequate insurance shall have been rendered against the Company and the judgments remain undischarged, unpaid or unstayed for a period of 60 days after the judgment or judgments become final and nonappealable;

              (6) the entry of a decree or order by a court having jurisdiction over the Company for relief in respect of the Company under Title 11 of the United States Code, as now constituted or hereafter amended, or any other applicable federal or state bankruptcy, insolvency or other similar law, or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or similar official of the Company or of any substantial part of its property, or ordering the winding-up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or

              (7) the filing by the Company with respect to itself or its property of a petition or answer or consent seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other applicable federal or state bankruptcy, insolvency or other similar law, or the consent by it to the institution of proceedings thereunder or to the filing of any such petition or to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Company or of any substantial part of its property, or the failure of the Company generally to pay its debts as such debts become due, or the taking of corporate action by the Company to effectuate any such action;

then and in each and every such case, unless the principal of all of the Notes shall have already become due and payable, either the Trustee or the Holders of a majority in aggregate principal amount of the Notes then outstanding, by notice in writing to the Company (and to the Trustee if given by Noteholders), may declare the principal of all the Notes to be due and payable immediately and upon any such declaration the same shall become and shall be immediately due and payable, anything in this Indenture or in the Notes contained to the contrary notwithstanding. This provision, however, is subject to the condition that if, at any time after the principal of the Notes shall have been so declared due and payable, and before any judgment or decree for the payment of the moneys due shall have been obtained or entered as hereinafter provided the Company shall pay or shall deposit with the Trustee a sum sufficient to pay all matured installments of interest upon all of the Notes and the principal of and any premium on any and all Notes which shall have become due otherwise than by acceleration (with interest on overdue installments of interest, to the extent that payment of such interest is enforceable under applicable law, and on such principal and applicable premium at the rate borne by the Notes to the date of such payment or deposit) and all sums paid or advanced by the Trustee hereunder, the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 8.06 hereof, and any and all defaults under this Indenture, other than the non-payment of principal of and accrued interest on Notes which shall have become due solely by acceleration of maturity, shall have been cured or waived, then and in every such case such payment or deposit shall cause an automatic waiver of the Event of Default and its consequences and shall cause an automatic rescission and annulment of the acceleration of the Notes; but no such waiver or rescission and annulment shall extend to or shall affect any subsequent default, or shall impair any right consequent thereon.

       (b) If the Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned because of such rescission or annulment or for any other reason or shall have been determined adversely to the Trustee, then and in every such case the Company and the Trustee shall be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the Company and the Trustee shall continue as though no such proceeding had been taken.

       SECTION 7.02. PAYMENT OF NOTES ON DEFAULT; SUIT THEREFOR.

       (a)    The Company covenants that in case of:

              (1) default in the payment of any installment of interest upon any of the Notes as and when the same shall become due and payable, and continuance of such default for a period of 30 days; or

              (2) default in the payment of the principal of or any premium on any of the Notes as and when the same shall have become due and payable whether at the stated maturity thereof, upon redemption thereof (provided that such redemption is not conditioned upon the deposit of sufficient moneys for such redemption), upon declaration of acceleration or otherwise and continuation of such default for a period of five days;

then, upon demand of the Trustee, the Company shall pay to the Trustee, for the benefit of the Holders of the Notes, the whole amount that then shall have so become due and payable on all such Notes for principal and any premium or interest, or both, as the case may be, with interest upon the overdue principal and any premium and (to the extent that payment of such interest is enforceable under applicable law) upon the overdue installments of interest at the rate borne by the Notes; and, in addition thereto, such further amounts as shall be sufficient to cover the costs and expenses of collection, including reasonable compensation to the Trustee, its agents, attorneys and counsel, any expenses or liabilities incurred by the Trustee hereunder other than through its negligence or bad faith, and any other amounts due the Trustee under Section
8.06 hereof.

       (b) If the Company shall fail forthwith to pay such amounts upon such demand, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any actions or proceedings at law or in equity for the collection of the sums so due and unpaid and may enforce any such judgment or final decree against the Company or any other obligor on the Notes and collect in the manner provided by law out of the property of the Company or any other obligor on such series of Notes wherever situated, the moneys adjudged or decreed to be payable.

       (c) If there shall be pending proceedings for the bankruptcy or for the reorganization of the Company or any other obligor on the Notes under the United States Bankruptcy Code or any other applicable law, or in case a receiver or trustee shall have been appointed for the property of the Company or such other obligor, or in the case of any similar judicial proceedings relative to the Company or other obligor upon the Notes, or to the creditors or property of the Company or such other obligor, the Trustee, irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to this Section 7.02, shall be entitled and empowered, by intervention in such proceedings or otherwise, to file and prove a claim or claims for the whole amount of principal and any premium and interest owing and unpaid in respect of the Notes, and, in case of any judicial proceedings, to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any amounts due to the Trustee under Section 8.06 hereof) and of the Holders of Notes allowed in such judicial proceedings relative to the Company or any other obligor on the Notes, its or their creditors, or its or their property, and to collect and receive any moneys or other property payable or deliverable on any such claims, and to distribute the same after the deduction of its charges and expenses.

       (d) All claims and rights of action under this Indenture, or under any of the Notes, may be enforced by the Trustee without the possession of any of the Notes, or the production thereof in any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall be for the ratable benefit of the Holders of the Notes in respect of which such action was taken.

       (e) Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent or to accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Noteholder in any such proceeding.

       SECTION 7.03. APPLICATION OF MONEYS COLLECTED BY TRUSTEE. Any moneys collected by the Trustee with respect to any of the Notes pursuant to this Article Seven shall be applied in the order following, at the date or dates fixed by the Trustee for the distribution of such moneys, upon presentation of the several Notes, and stamping thereon the payment, if only partially paid, and upon surrender thereof if fully paid.

       FIRST: To the payment of all amounts due to the Trustee pursuant to
       Section 8.06 hereof;

       SECOND: If the principal of the outstanding Notes in respect of which such moneys have been collected shall not have become due and be unpaid, to the payment of interest on the Notes, in the order of the maturity of the installments of such interest, with interest (to the extent allowed by law and to the extent that such interest has been collected by the Trustee) upon the overdue installments of interest at the rate borne by the Notes, such payments to be made ratably to the persons entitled thereto, and then to the payment to the Holders entitled thereto of the unpaid principal of and applicable premium on any of the Notes which shall have become due (other than Notes previously called for redemption for the payment of which moneys are held pursuant to the provisions of this Indenture), whether at stated maturity or by redemption, in the order of their due dates, beginning with the earliest due date, and if the amount available is not sufficient to pay in full all Notes due on any particular date, then to the payment thereof ratably, according to the amounts of principal and applicable premium due on that date, to the Holders entitled thereto, without any discrimination or privilege;

       THIRD: If the principal of the outstanding Notes in respect of which such moneys have been collected shall have become due, by declaration or otherwise, to the payment of the whole amount then owing and unpaid upon the Notes for principal and any premium and interest thereon, with interest on the overdue principal and any premium and (to the extent allowed by law and to the extent that such interest has been collected by the Trustee) upon overdue installments of interest at the rate borne by the Notes; and in case such moneys shall be insufficient to pay in full the whole amount so due and unpaid upon the Notes, then to the payment of such principal and any premium and interest without preference or priority of principal and any premium over interest, or of interest over principal and any premium or of any installment of interest over any other installment of interest, or of any Note over any other Note, ratably to the aggregate of such principal and any premium and accrued and unpaid interest; and

       FOURTH: to the payment of the remainder, if any, to the Company or its successors or assigns, or to whomsoever may lawfully be entitled to the same, or as a court of competent jurisdiction may determine.

       SECTION 7.04. PROCEEDINGS BY NOTEHOLDERS.

       (a) No Holder of any Note shall have any right by virtue of or by availing of any provision of this Indenture to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Indenture or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless such Holder previously shall have given to the Trustee written notice of an Event of Default with respect to such Note and of the continuance thereof, as hereinabove provided, and unless also Noteholders of a majority in aggregate principal amount of the Notes then outstanding affected by such Event of Default shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding.

       (b) Notwithstanding any other provision in this Indenture, however, the rights of any Holder of any Note to receive payment of the principal of and any premium and interest on such Note, on or after the respective due dates expressed in such Note or on the applicable redemption date, or to institute suit for the enforcement of any such payment on or after such respective dates shall not be impaired or affected without the consent of such Holder.

       SECTION 7.05. PROCEEDINGS BY TRUSTEE. In case of an Event of Default hereunder the Trustee may in its discretion proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any of such rights, either by suit in equity or by action at law or by proceeding in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted to it under this Indenture, or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.

       SECTION 7.06. REMEDIES CUMULATIVE AND CONTINUING. All powers and remedies given by this Article Seven to the Trustee or to the Noteholders shall, to the extent permitted by law, be deemed cumulative and not exclusive of any powers and remedies hereof or of any other powers and remedies available to the Trustee or the Holders of the Notes, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Indenture, and no delay or omission of the Trustee or of any Holder of any of the Notes in exercising any right or power accruing upon any default occurring and continuing as aforesaid shall impair any such right or power, or shall be construed to be a waiver of any such default or an acquiescence therein; and, subject to Section 7.04 hereof, every power and remedy given by this Article Seven or by law to the Trustee or to the Noteholders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Noteholders.

       SECTION 7.07. DIRECTION OF PROCEEDINGS AND WAIVER OF DEFAULTS BY MAJORITY OF NOTEHOLDERS. The Holders of a majority in aggregate principal amount of the Notes at the time outstanding shall have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee; provided, that (subject to Section 8.01 hereof) the Trustee shall have the right to decline to follow any such direction if the Trustee being advised by counsel determines that the action or proceeding so directed may not lawfully be taken or if the Trustee in good faith shall determine that the action or proceeding so directed would involve the Trustee in personal liability or would be unduly prejudicial to the rights of Noteholders not joining in such directions. The Holders of a majority in aggregate principal amount of the Notes at the time outstanding may on behalf of all of the Holders of the Notes waive any past default or Event of Default hereunder and its consequences except a default in the payment of principal of or any premium or interest on the

Notes. Upon any such waiver the Company, the Trustee and the Holders of the Notes shall be restored to their former positions and rights hereunder, respectively, but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon. Whenever any default or Event of Default hereunder shall have been waived as permitted by this
Section 7.07, said default or Event of Default shall for all purposes of the Notes and this Indenture be deemed to have been cured and to be not continuing.

       SECTION 7.08. NOTICE OF DEFAULT. The Trustee shall, within 90 days after the occurrence of a default, give to all Holders of the Notes, in the manner provided in section 14.10, notice of such default, unless such default shall have been cured before the giving of such notice. For the purpose of this
Section 7.08, the term "default" means any event which is or after notice or lapse of time or both would become an Event of Default; provided that, except in the case of default in the payment of the principal of or any premium or interest on any of the Notes, or in the payment of any sinking or purchase fund installments, the Trustee shall be protected in withholding such notice if and so long as it in good faith determines that the withholding of such notice is in the interests of the Holders of the Notes. The Trustee shall not be charged with knowledge of any default or Event of Default unless a Responsible Officer of the Trustee shall have actual knowledge of such default or Event of Default.

       SECTION 7.09. UNDERTAKING TO PAY COSTS. All parties to this Indenture agree, and each Holder of any Note by acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but this Section 7.09 shall not apply to any suit instituted by the Trustee, or to any suit instituted by any Noteholder, or group of Noteholders, holding in the aggregate more than 10% in principal amount of the Notes outstanding, or to any suit instituted by any Noteholder for the enforcement of the payment of the principal of or any premium or interest on any Note on or after the due date expressed in such Note or the applicable redemption date.

                                   ARTICLE EIGHT

                                CONCERNING THE TRUSTEE

       SECTION 8.01. DUTIES AND RESPONSIBILITIES OF TRUSTEE.

       (a) The Trustee, prior to the occurrence of an Event of Default and after the curing of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. If an Event of Default has occurred (which has not been cured or waived), the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

       (b) No provisions of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

              (1) prior to the occurrence of any Event of Default and after the curing or waiving of all Events of Default which may have occurred

                     (A) the duties and obligations of the Trustee shall be
              determined solely by the express provisions of this Indenture, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                     (B) in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture;

              (2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or officers of the Trustee, unless it shall be conclusively proved by a court of competent jurisdiction beyond all applicable appeals that the Trustee was negligent in ascertaining the pertinent facts; and

              (3) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with
       Section 7.07 hereof relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under this Indenture.

       SECTION 8.02. RELIANCE ON DOCUMENTS, OPINIONS, ETC. Except as otherwise provided in Section 8.01 hereof:

       (a) the Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, note or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

       (b) any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by an Officers' Certificate (unless other evidence in respect thereof is herein specifically prescribed); and any Board Resolution may be evidenced to the Trustee by a copy thereof certified by the Secretary or an Assistant Secretary of the Company;

       (c) the Trustee may consult with counsel and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance upon such advice or Opinion of Counsel;

       (d) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Noteholders, pursuant to this Indenture, unless such Noteholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred by such exercise;

       (e) the Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

       (f) prior to the occurrence of an Event of Default hereunder and after the curing or waiving of all Events of Default, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, note or other paper or document, unless requested in writing to do so by the Holders of at least a majority in principal amount of the then outstanding Notes; provided that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by this Indenture, the Trustee may require reasonable indemnity against such expense or liability as a condition to so proceeding;

       (g) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it;

       (h) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or through agents, attorneys, custodians or nominees; provided that the Trustee shall not be liable for the supervision, conduct or acts of any such agent, attorney, custodian or nominee that shall have been appointed in accordance herewith with due care;

       (i) the Trustee shall not be under any obligation to take any action that is discretionary under the provisions of this Indenture;

       (j) no permissive power or authority available to the Trustee shall be construed as a duty;

       (k) the Trustee shall have no duty to monitor the performance of the Company, nor shall it have any liability in connection with the malfeasance or nonfeasance by the Company; and

       (l) in the event that the Trustee is also acting as paying agent or registrar hereunder, the rights, protections, immunities and indemnities afforded to the Trustee pursuant to this Article 8 shall also be afforded to such paying agent and registrar.

       SECTION 8.03. NO RESPONSIBILITY FOR RECITALS, ETC. The recitals contained herein and in the Notes (except in the certificate of authentication) shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes. The Trustee shall not be accountable for the use or application by the Company of any Notes or the proceeds of any Notes authenticated and delivered by the Trustee in conformity with this Indenture. The Trustee shall not be responsible for recording or filing this Indenture, any supplemental indenture, or any financing or continuation statement in any public office at any time or times.

       SECTION 8.04. TRUSTEE, AUTHENTICATING AGENT, PAYING AGENT OR REGISTRAR MAY OWN NOTES. The Trustee and any Authenticating Agent or paying agent in its individual or other capacity, may become the owner or pledgee of Notes with the same rights it would have if it were not Trustee, Authenticating Agent or paying agent.

       SECTION 8.05. MONEYS TO BE HELD IN TRUST.   Subject to Section 4.04
hereof, all moneys received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by law. The Trustee may allow and credit to the Company interest on any money received hereunder at such rate, if any, as may be agreed upon by the Company and the Trustee from time to time as may be permitted by law.

       SECTION 8.06. COMPENSATION AND EXPENSES OF TRUSTEE. The Company covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, reasonable compensation (which shall not be limited by any law in regard to the compensation of a trustee of an express trust), and the Company shall pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with this Indenture (including the reasonable compensation and the reasonable expenses and disbursements of its counsel and agents, including any Authenticating Agents, and of all persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its negligence or bad faith. The Company also covenants to indemnify the Trustee and its officers, directors, employees and agents for, and to hold them harmless against, any loss, liability or expense incurred without negligence or bad faith on the part of the Trustee and arising out of or in connection with the acceptance or administration of this Indenture, including the costs and expenses of defending itself against any claim or liability. The obligations of the Company under this
Section 8.06 to compensate the Trustee and to pay or reimburse the Trustee for expenses, disbursements and advances shall constitute additional indebtedness hereunder. Such additional indebtedness shall be secured by a lien prior to that of the Notes upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of the Holders of any particular Notes. When the Trustee incurs expenses or renders services in connection with an Event of Default as set forth in Sections 7.01(a)(4) or (5) such expenses (including the fees and expenses of its counsel and agents) and the compensation for such services are intended to constitute expenses of administration under any bankruptcy law or law relating to creditors rights generally. The obligations of the Company set forth in this Section 8.06 shall survive the payment in full of all amounts due and owing hereunder and under the Notes, the termination and discharge of this Indenture or the earlier resignation or removal of the Trustee.

       SECTION 8.07. OFFICER'S CERTIFICATE AS EVIDENCE.   Whenever in the
administration of this Indenture, the Trustee shall deem it necessary or desirable that a matter be proved or established prior to the taking, suffering or omitting of any action hereunder, such matter (unless other evidence in respect thereof is herein specifically prescribed) may, and the Trustee shall be entitled to receive, in the absence of negligence or bad faith on the part of the Trustee, be deemed to be conclusively proved and established by, an Officer's Certificate delivered to the Trustee, and such Officers' Certificate, in the absence of negligence or bad faith on the part of the Trustee, shall be full warrant to the Trustee for any action taken, suffered or omitted by it under this Indenture in reliance thereon.

       SECTION 8.08. CONFLICTING INTEREST OF TRUSTEE. The Trustee shall be subject to and shall comply with the provisions of Section 310 of the TIA; provided that, to the extent permitted by law, the Trustee shall not be deemed to have a conflicting interest for purposes of Section 310(b) of the TIA because of its capacity as trustee under (i) the Junior Subordinated Indenture, as supplemented by a Supplemental Indenture No. 1, each dated as of March 1, 1997 and a related Guarantee Agreement dated as of March 1,1997 and (ii) the Indenture dated as of October 1, 1998 and a related Preferred Securities Guarantee Agreement dated as of October 1, 1998. Nothing in this Indenture shall be deemed to prohibit the Trustee or the Company from making any application permitted pursuant to such section.

       SECTION 8.09. EXISTENCE AND ELIGIBILITY OF TRUSTEE.   There shall at all
times be a Trustee hereunder which Trustee shall at all times be a corporation organized and doing business under the laws of the United States or any State thereof or of the District of Columbia (or a corporation or other Person permitted to act as trustee by the Commission), subject to supervision or examination by such bodies and authorized under such laws to exercise corporate trust powers and having a combined capital and surplus of at least $150,000,000. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid authority, then for the purposes of this Section 8.09, the combined capital and surplus shall be deemed to be as set forth in its most recent report of condition so published. No obligor upon the Notes or Person directly or indirectly controlling, controlled by, or under common control with such obligor shall serve as Trustee. If at any time the Trustee shall cease to be eligible in accordance with this Section 8.09, the Trustee shall resign immediately in the manner and with the effect specified in
Section 8.10 hereof.

       SECTION 8.10. RESIGNATION OR REMOVAL OF TRUSTEE.

       (a) Pursuant to the provisions of this Article Eight, the Trustee may at any time resign and be discharged of the trusts created by this Indenture by giving written notice to the Company specifying the day upon which such resignation shall take effect, and such resignation shall take effect immediately upon the later of the appointment of a successor trustee and such day.

       (b) Any Trustee may be removed at any time by an instrument or concurrent instruments in writing filed with such Trustee and signed and acknowledged by the Holders of a majority in principal amount of the then outstanding Notes or by their attorneys in fact duly authorized.

       (c) So long as no Event of Default has occurred and is continuing, and no event has occurred and is continuing that, with the giving of notice or the lapse of time or both, would become an Event of Default, the Company may remove any Trustee upon written notice to the Holder of each Note outstanding and the Trustee.

       (d) If at any time (1) the Trustee shall cease to be eligible in accordance with Section 8.09 hereof and shall fail to resign after written request therefor by the Company or by any Holder who has been a bona fide Holder for at least six months, (2) the Trustee shall fail to comply with Section 8.08 hereof after written request therefor by the Company or any such Holder, or (3) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Trustee may be removed forthwith by an instrument or concurrent instruments in writing filed with the Trustee and either:

              (1) signed by the President or any Vice President of the Company and attested by the Secretary or an Assistant Secretary of the Company; or

              (2) signed and acknowledged by the Holders of a majority in principal amount of outstanding Notes or by their attorneys in fact duly authorized.

       (e) Any resignation or removal of the Trustee shall not become effective until acceptance of appointment by the successor Trustee as provided in Section 8.11 hereof.

       SECTION 8.11. APPOINTMENT OF SUCCESSOR TRUSTEE.

       (a) If at any time the Trustee shall resign or be removed, the Company, by a Board Resolution, shall promptly appoint a successor Trustee.

       (b) The Company shall provide written notice of its appointment of a Successor Trustee to the Holder of each Note outstanding following any such appointment.

       (c)    If no appointment of a successor Trustee shall be made pursuant to
Section 8.11(a) hereof within 60 days after appointment shall be required, any Noteholder or the resigning Trustee may apply to any court of competent jurisdiction to appoint a successor Trustee. Said court may thereupon after such notice, if any, as such court may deem proper and prescribe, appoint a successor Trustee.

       (d) Any Trustee appointed under this Section 8.11 as a successor Trustee shall be a bank or trust company eligible under Section 8.09 hereof and qualified under Section 8.08 hereof.

       SECTION 8.12. ACCEPTANCE BY SUCCESSOR TRUSTEE.

       (a) Any successor Trustee appointed as provided in Section 8.11 hereof shall execute, acknowledge and deliver to the Company and to its predecessor Trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee herein; but nevertheless, on the written request of the Company or of the successor Trustee, the Trustee ceasing to act shall, upon payment of any amounts then due it pursuant to Section 8.06 hereof, execute and deliver an instrument transferring to such successor Trustee all the rights and powers of the Trustee so ceasing to act. Upon request of any such successor Trustee, the Company shall execute any and all instruments in writing in order more fully and certainly to vest in and confirm to such successor Trustee all such rights and powers. Any Trustee ceasing to act shall, nevertheless, retain a lien upon all property or funds held or collected by such Trustee to secure any amounts then due it pursuant to Section 8.06 hereof.

       (b)    No successor Trustee shall accept appointment as provided in this
Section 8.12 unless at the time of such acceptance such successor Trustee shall be qualified under Section 8.08 hereof and eligible under Section 8.09 hereof.

       (c) Upon acceptance of appointment by a successor Trustee as provided in this Section 8.12, the successor Trustee shall mail notice of its succession hereunder to all Holders of Notes as the names and addresses of such Holders appear on the registry books.

       SECTION 8.13. SUCCESSION BY MERGER, ETC.

       (a) Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided such corporation shall be otherwise qualified and eligible under this Article Eight.

       (b) If at the time such successor to the Trustee shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor Trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificates of the Trustee shall have; provided that the right to adopt the certificate of authentication of any predecessor Trustee or authenticate Notes in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

       SECTION 8.14. LIMITATIONS ON RIGHTS OF TRUSTEE AS A CREDITOR.

       The Trustee shall be subject to, and shall comply with, the provisions of
Section 311 of the TIA.

       SECTION 8.15. AUTHENTICATING AGENT.

       (a) There may be one or more Authenticating Agents appointed by the Trustee with the written consent of the Company, with power to act on its behalf and subject to the direction of the Trustee in the authentication and delivery of Notes in connection with transfers and exchanges under Sections 2.06, 2.07, 2.08, 2.13, 3.03, and 12.04 hereof, as fully to all intents and purposes as though such Authenticating Agents had been expressly authorized by those Sections to authenticate and deliver Notes. For all purposes of this Indenture, the authentication and delivery of Notes by any Authenticating Agent pursuant to this Section 8.15 shall be deemed to be the authentication and delivery of such Notes "by the Trustee." Any such Authenticating Agent shall be a bank or trust company or other Person of the character and qualifications set forth in Section
8.09 hereof.

       (b) Any corporation into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which any Authenticating Agent shall be a party, or any corporation succeeding to the corporate trust business of any Authenticating Agent, shall be the successor of such Authenticating Agent hereunder, if such successor corporation is otherwise eligible under this
Section 8.15, without the execution or filing of any paper or any further act on the part of the parties hereto or such Authenticating Agent or such successor corporation.

       (c) Any Authenticating Agent may at any time resign by giving written notice of resignation to the Trustee and to the Company. The Trustee may at any time terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time any Authenticating Agent shall cease to be eligible under this Section 8.15, the Trustee may, with the written consent of the Company, appoint a successor Authenticating Agent, and upon so doing shall give written notice of such appointment to the Company and shall mail, in the manner provided in Section 14.10, notice of such appointment to the Holders of Notes.

       (d) The Trustee agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services, and the Trustee shall be entitled to be reimbursed for such payments, in accordance with Section 8.06 hereof.

       (e) Sections 8.02, 8.03, 8.06, 8.07 and 8.09 hereof shall be applicable to any Authenticating Agent.

                                     ARTICLE NINE

                              CONCERNING THE NOTEHOLDERS

       SECTION 9.01. ACTION BY NOTEHOLDERS. Whenever in this Indenture it is provided that the Holders of a specified percentage in aggregate principal amount of the Notes may take any action, the fact that at the time of taking any such action the Holders of such specified percentage have joined therein may be evidenced (a) by any instrument or any number of instruments of similar tenor executed by such Noteholders in person or by agent or proxy appointed in writing, (b) by the record of such Noteholders voting in favor thereof at any meeting of Noteholders duly called and held in accordance with Article Ten hereof, or (c) by a combination of such instrument or instruments and any such record of such a meeting of Noteholders.

       SECTION 9.02. PROOF OF EXECUTION BY NOTEHOLDERS.

       (a) Subject to Sections 8.01, 8.02 and 10.05 hereof, proof of the execution of any instruments by a Noteholder or the agent or proxy for such Noteholder shall be sufficient if made in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be satisfactory to the Trustee. The ownership of Notes shall be proved by the register for the Notes maintained by the Trustee.

       (b) The record of any Noteholders' meeting shall be proven in the manner provided in Section 10.06 hereof.

       SECTION 9.03. WHO DEEMED ABSOLUTE OWNERS.   Subject to Sections 2.04(f)
and 5.01 hereof, the Company, the Trustee, any paying agent and any Authenticating Agent shall deem the person in whose name any Note shall be registered upon the register for the Notes to be, and shall treat such person as, the absolute owner of such Note (whether or not such Note shall be overdue) for the purpose of receiving payment of or on account of the principal and premium, if any, and interest on such Note, and for all other purposes; and neither the Company nor the Trustee nor any paying agent nor any Authenticating Agent shall be affected by any notice to the contrary. All such payments shall be valid and effectual to satisfy and discharge the liability upon any such Note to the extent of the sum or sums so paid.

       SECTION 9.04. COMPANY-OWNED NOTES DISREGARDED.   In determining whether
the Holders of the requisite aggregate principal amount of outstanding Notes have concurred in any direction, consent or waiver under this Indenture, Notes which are owned by the Company or any other obligor on the Notes or by any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any other obligor on the Notes shall be disregarded and deemed not to be outstanding for the purpose of any such determination; provided that, for the purposes of determining whether the Trustee shall be protected in relying on any such direction, consent or waiver, only Notes which a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded. Notes so owned which have been pledged in good faith to third parties may be regarded as outstanding for the purposes of this Section 9.04 if the pledgee shall establish to the satisfaction of the Trustee the pledgee's right to take action with respect to such Notes and that the pledgee is not a person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any such other obligor. In the case of a dispute as to such right, any decision by the Trustee taken upon the advice of counsel shall be full protection to the Trustee.

       SECTION 9.05. REVOCATION OF CONSENTS; FUTURE HOLDERS BOUND. Except as may be otherwise required in the case of a Global Note by the applicable rules and regulations of the Depositary, at any time prior to the taking of any action by the Holders of the percentage in aggregate principal amount of the Notes specified in this Indenture in connection with such action, any Holder of a Note, which has been included in the Notes the Holders of which have consented to such action may, by filing written notice with the Trustee at the Corporate Trust Office of the Trustee and upon proof of ownership as provided in Section 9.02(a) hereof, revoke such action so far as it concerns such Note. Except as aforesaid, any such action taken by the Holder of any Note shall be conclusive and binding upon such Holder and upon all future Holders and owners of such Note and of any Notes issued in exchange, substitution or upon registration of transfer therefor, irrespective of whether or not any notation thereof is made upon such Note or such other Notes.

       SECTION 9.06. RECORD DATE FOR NOTEHOLDER ACTS.   If the Company shall
solicit from the Noteholders any request, demand, authorization, direction, notice, consent, waiver or other act, the Company may, at its option, by Board Resolution, fix in advance a record date for the determination of Noteholders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other act, but the Company shall have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other act may be given before or after the record date, but only the Noteholders of record at the close of business on the record date shall be deemed to be Noteholders for the purpose of determining whether Holders of the requisite aggregate principal amount of outstanding Notes have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other act, and for that purpose the outstanding Notes shall be computed as of the record date; provided that no such request, demand, authorization, direction, notice, consent, waiver or other act by the Noteholders on the record date shall be deemed effective unless it shall become effective pursuant to this Indenture not later than six months after the record date. Any such record date shall be at least 30 days prior to the date of the solicitation to the Noteholders by the Company.

                                    ARTICLE TEN

                                 NOTEHOLDERS' MEETING

       SECTION 10.01. PURPOSES OF MEETINGS. A meeting of Noteholders may be called at any time and from time to time pursuant to this Article Ten for any of the following purposes:

       (a) to give any notice to the Company or to the Trustee, or to give any directions to the Trustee, or to consent to the waiving of any Event of Default hereunder and its consequences, or to take any other action authorized to be taken by Noteholders pursuant to Article Seven;

       (b)    to remove the Trustee pursuant to Article Eight;

       (c) to consent to the execution of an indenture or indentures supplemental hereto pursuant to Section 12.02 hereof; or

       (d) to take any other action authorized to be taken by or on behalf of the Holders of any specified aggregate principal amount of the Notes, as the case may be, under any other provision of this Indenture or under applicable law.

       SECTION 10.02. CALL OF MEETINGS BY TRUSTEE. The Trustee may at any time call a meeting of Holders of Notes to take any action specified in Section 10.01 hereof, to be held at such time and at such place as the Trustee shall determine. Notice of every such meeting of Noteholders, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given to Holders of the Notes that may be affected by the action proposed to be taken at such meeting in the manner provided in Section 14.10 hereof. Such notice shall be given not less than 20 nor more than 90 days prior to the date fixed for such meeting.

       SECTION 10.03. CALL OF MEETINGS BY COMPANY OR NOTEHOLDERS. If at any time the Company, pursuant to a Board Resolution, or the Holders of at least 10% in aggregate principal amount of the Notes then outstanding, shall have requested the Trustee to call a meeting of Noteholders, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have mailed the notice of such meeting within 20 days after receipt of such request, then the Company or such Noteholders may determine the time and the place for such meeting and may call such meeting to take any action authorized in Section 10.01 hereof, by giving notice thereof as provided in
Section 10.02 hereof.

       SECTION 10.04. QUALIFICATIONS FOR VOTING. To be entitled to vote at any meetings of Noteholders a Person shall (a) be a Holder of one or more Notes affected by the action proposed to be taken or (b) be a Person appointed by an instrument in writing as proxy by a Holder of one or more such Notes. The only Persons who shall be entitled to be present or to speak at any meeting of Noteholders shall be the Persons entitled to vote at such meeting and their counsel and any representatives (including employees) of the Trustee and its counsel and any representatives (including employees) of the Company and its counsel.

       SECTION 10.05. REGULATIONS.

       (a) Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Noteholders in regard to proof of the holding of Notes and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting.

       (b) The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by the Noteholders as provided in Section 10.03 hereof, in which case the Company or Noteholders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by the Holders of a majority in aggregate principal amount of the Notes present in person or by proxy at the meeting.

       (c) Subject to Section 9.04 hereof, at any meeting each Noteholder or proxy shall be entitled to one vote for each $1,000 principal amount of Notes held or represented by such Noteholder; provided that no vote shall be cast or counted at any meeting in respect of any Note ruled by the chairman of the meeting to be not outstanding. The chairman of the meeting shall have no right to vote other than by virtue of Notes held by such chairman or instruments in writing as aforesaid duly designating such chairman as the person to vote on behalf of other Noteholders. At any meeting of Noteholders duly called pursuant to Section 10.02 or 10.03 hereof, the presence of persons holding or representing Notes in an aggregate principal amount sufficient to take action on any business for the transaction for which such meeting was called shall constitute a quorum. Any meeting of Noteholders duly called pursuant to Section
10.02 or 10.03 hereof may be adjourned from time to time by the Holders of a majority in aggregate principal amount of the Notes present in person or by proxy at the meeting, whether or not constituting a quorum, and the meeting may be held as so adjourned without further notice.

       SECTION 10.06. VOTING. The vote upon any resolution submitted to any meeting of Noteholders shall be by written ballots on which shall be subscribed the signatures of the Holders of Notes or of their representatives by proxy and the principal amount of Notes held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of such meeting of Noteholders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was given as provided in
Section 10.02 hereof. The record shall show the aggregate principal amount of the Notes voting in favor of or against any resolution. The record shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the Company and the other to the Trustee to be preserved by the Trustee and the Trustee shall have the ballots taken at the meeting attached to such duplicate. Any record so signed and verified shall be conclusive evidence of the matters therein stated.

       SECTION 10.07. RIGHTS OF TRUSTEE OR NOTEHOLDERS NOT DELAYED. Nothing in this Article Ten shall be deemed or construed to authorize or permit, by reason of any call of a meeting of Noteholders or any rights expressly or impliedly conferred hereunder to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to the Holders of Notes under any of the provisions of this Indenture or of the Notes.


                                    ARTICLE ELEVEN

             CONSOLIDATION, MERGER, SALE, TRANSFER OR OTHER DISPOSITION

       SECTION 11.01. COMPANY MAY CONSOLIDATE, ETC. ONLY ON CERTAIN TERMS. The Company shall not consolidate with or merge into any other corporation or sell, or otherwise dispose of all or substantially all of its assets unless the corporation formed by such consolidation or into which the Company is merged or the Person which receives all or substantially all of the assets pursuant to such sale, transfer or other disposition (a) shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of and premium and interest on all of the Notes and the performance of every covenant of this Indenture on the part of the Company to be performed or observed and (b) deliver to the Trustee an Officer's Certificate and an Opinion of Counsel each stating that all conditions precedent to such action, if any, provided for in this Indenture have been satisfied. For purposes of this Article Eleven, the phrase "ALL OR SUBSTANTIALLY ALL OF ITS ASSETS" shall mean 50% or more of the total assets of the Company as shown on the balance sheet of the Company as of the end of the calendar year immediately preceding the day of the year in which such determination is made and nothing in this Indenture shall prevent or hinder the Company from selling, transferring or otherwise disposing during any calendar year (in one transaction or a series of transactions) less than 50% of the amount of its total assets as shown on the balance sheet of the Company as of the end of the immediately preceding calendar year. Notwithstanding anything to the contrary herein, nothing in this Indenture shall prevent (i) the merger of the Company with and into a subsidiary of Sierra Pacific Resources pursuant to the Agreement and Plan of Merger dated as of April 29, 1998; provided that such surviving corporation assumes the Company's obligations under the Notes and this Indenture in the manner described above or
(ii) the disposition by the Company of its generating assets and related property pursuant to the condition contained in the order of the Public Utility Commission of Nevada approving the merger with Sierra Pacific Resources referred to in clause (i).

       SECTION 11.02. SUCCESSOR CORPORATION SUBSTITUTED. Upon any consolidation or merger, or any sale, transfer or other disposition of all or substantially all of the assets of the Company in accordance with Section 11.01 hereof, the successor corporation formed by such consolidation or into which the Company is merged or to which such sale, transfer or other disposition is made shall succeed to, and be substituted for and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor corporation had been named as the Company herein and the Company shall be released from all obligations hereunder.

                                    ARTICLE TWELVE

                               SUPPLEMENTAL INDENTURES

       SECTION 12.01. SUPPLEMENTAL INDENTURES WITHOUT CONSENT OF NOTEHOLDERS.

       (a) The Company, when authorized by Board Resolution, and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto for one or more of the following purposes:

              (1) to make such provision in regard to matters or questions arising under this Indenture as may be necessary or desirable, and not inconsistent with this Indenture or prejudicial to the interests of the Holders, for the purpose of supplying any omission, curing any ambiguity, or curing, correcting or supplementing any defective or inconsistent provision;

              (2) to change or eliminate any of the provisions of this Indenture, provided that any such change or elimination shall become effective only when there is no Note outstanding created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision or such change or elimination is applicable only to Notes issued after the effective date of such change or elimination;

              (3) to establish the form of Notes as permitted by Section 2.01 hereof or to establish or reflect any terms of any Note determined pursuant to Section 2.05 hereof;

              (4) to evidence the succession of another corporation to the Company, and the assumption by any such successor of the covenants of the Company herein and in the Notes;

              (5) to grant to or confer upon the Trustee for the benefit of the Holders any additional rights, remedies, powers or authority;

              (6) to permit the Trustee to comply with any duties imposed upon it by law;

              (7) to specify further the duties and responsibilities of, and to define further the relationships among the Trustee, any Authenticating Agent and any paying agent;

              (8) to add to the covenants of the Company for the benefit of the Holders, to add to the security for the Notes or to surrender a right or power conferred on the Company herein;

              (9) to add to or modify any transfer restrictions or securities legends as set forth herein; and

              (10) to make any other change that is not prejudicial to the Trustee or the Holders.

       (b) The Trustee is hereby authorized to join with the Company in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations which may be therein contained and to accept the conveyance, transfer and assignment of any property thereunder, but the Trustee shall not be obligated to enter into any such supplemental indenture which affects the Trustee's own rights, duties, immunities or indemnities under this Indenture or otherwise.

       (c) Any supplemental indenture authorized by this Section 12.01 may be executed by the Company and the Trustee without the consent of the Holders of any of the Notes at the time outstanding, notwithstanding any of the provisions of Section 12.02 hereof.

       SECTION 12.02. SUPPLEMENTAL INDENTURES WITH CONSENT OF NOTEHOLDERS.

       (a) With the consent (evidenced as provided in Section 9.01 hereof) of the Holders of a majority in aggregate principal amount of the Notes at the time outstanding, the Company, when authorized by Board Resolution, and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of any supplemental indenture or of modifying in any manner the rights of the Noteholders; provided that no such supplemental indenture shall:

              (1) change the maturity date of any Note, or reduce the rate or extend the time of payment of interest thereon, or reduce the principal amount thereof or any premium thereon, or change the coin or currency in which the principal of any Note or any premium or interest thereon is payable, or change the date on which any Note may be redeemed or adversely affect the rights of the Noteholders to institute suit for the enforcement of any payment of principal of or any premium or interest on any Note, in each case without the consent of the Holder of each Note so affected; or

              (2) modify this Section 12.02(a) to reduce the aforesaid percentage of Notes, the Holders of which are required to consent to any such supplemental indenture or to reduce the percentage of Notes, the Holders of which are required to waive Events of Default, in each case, without the consent of the Holders of all of the Notes then outstanding.

       (b) Upon the request of the Company, accompanied by a copy of the Board Resolution authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of Noteholders as aforesaid, the Trustee shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee's own rights, duties, immunities or indemnities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

       (c) It shall not be necessary for the consent of the Holders of Notes under this Section 12.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

       (d) Promptly after the execution by the Company and the Trustee of any supplemental indenture pursuant to this Section 12.02, the Trustee shall give notice in the manner provided in Section 14.10 hereof, setting forth in general terms the substance of such supplemental indenture, to all Noteholders. Any failure of the Trustee to give such notice or any defect therein shall not, however, in any way impair or affect the validity of any such supplemental indenture.

       SECTION 12.03. COMPLIANCE WITH TRUST INDENTURE ACT; EFFECT OF SUPPLEMENTAL INDENTURES. From and after the TIA Qualification Date, any supplemental indenture executed pursuant to this Article Twelve shall comply with the TIA. Upon the execution of any supplemental indenture pursuant to this Article Twelve, the Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties and immunities under this Indenture of the Trustee, the Company and the Noteholders shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

       SECTION 12.04. NOTATION ON NOTES. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article Twelve may bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Notes so modified as approved by the Trustee and the Board of Directors with respect to any modification of this Indenture contained in any such supplemental indenture may be prepared and executed by the Company, authenticated by the Trustee and delivered in exchange for the Notes then outstanding.

       SECTION 12.05. EVIDENCE OF COMPLIANCE OF SUPPLEMENTAL INDENTURE TO BE FURNISHED TO THE TRUSTEE. The Trustee, subject to Sections 8.01 and 8.02 hereof, may receive an Officers' Certificate and an Opinion of Counsel as conclusive evidence that any supplemental indenture executed pursuant hereto complies with the requirements of this Article Twelve.

                                   ARTICLE THIRTEEN

           IMMUNITY OF INCORPORATORS, STOCKHOLDERS, OFFICERS AND DIRECTORS

       SECTION 13.01. INDENTURE AND NOTES SOLELY CORPORATE OBLIGATIONS. No recourse for the payment of the principal of or any premium or interest on any Note or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company, contained in this Indenture, or in any supplemental indenture, or in any Note or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issuance of the Notes.

                                   ARTICLE FOURTEEN

                               MISCELLANEOUS PROVISIONS

       SECTION 14.01. PROVISIONS BINDING ON COMPANY'S SUCCESSORS. All the covenants, stipulations, promises and agreements made by the Company in this Indenture shall bind its successors and assigns whether so expressed or not.

       SECTION 14.02. OFFICIAL ACTS BY SUCCESSOR CORPORATION. Any act or proceeding by any provision of this Indenture authorized or required to be done or performed by any board, committee or officer of the Company shall and may be done and performed with like force and effect by the like board, committee or officer of any corporation that shall at the time be the lawful successor of the Company.


       SECTION 14.03.  NOTICES.

       (a) Any notice or demand which by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the Noteholders on the Company may be given or served by being deposited postage prepaid in a post office letter box addressed (until another address is filed by the Company with the Trustee) at the principal executive offices of the Company, to the attention of the Secretary. Any notice, direction, request or demand by any Noteholder or the Company to or upon the Trustee shall be deemed to have been sufficiently given or made, for all purposes, if given or made in writing at the Corporate Trust Office of the Trustee.

       (b) The Company shall provide any notices required under this Indenture by publication, but only to the extent that such publication is required by the TIA, the rules and regulations of the Commission or any securities exchange upon which any series of Notes is listed.

       SECTION 14.04. GOVERNING LAW. This Indenture and each Note shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of said State.

       SECTION 14.05.  EVIDENCE OF COMPLIANCE WITH CONDITIONS PRECEDENT.

       (a) Upon any application or demand by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee an Officer's Certificate stating that all conditions precedent, if any, provided for in this Indenture (including any covenants compliance with which constitutes a condition precedent) relating to the proposed action have been complied with and an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

       (b) Each certificate or opinion provided for in this Indenture and delivered to the Trustee with respect to compliance with a condition or covenant provided for in this Indenture (other than the certificates delivered pursuant to Section 5.05 hereof) shall include (1) a statement that each Person making such certificate or opinion has read such covenant or condition and the definitions relating thereto; (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based; (3) a statement that, in the opinion of each such Person, such Person has made such examination or investigation as is necessary to enable such Person to express an informed opinion as to whether or not such covenant or condition has been complied with; and (4) a statement as to whether or not, in the opinion of each such Person, such condition or covenant has been complied with.

       (c) In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

       (d) Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which such certificate or opinion is based are erroneous. Any such certificate or opinion of counsel delivered under the Indenture may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such person knows, or in the exercise of reasonable care should know, that the certificate or opinion of representations with respect to such matters are erroneous. Any opinion of counsel delivered hereunder may contain standard exceptions and qualifications satisfactory to the Trustee.

       (e) Any certificate, statement or opinion of any officer of the Company, or of counsel, may be based, insofar as it relates to accounting matters, upon a certificate or opinion of or representations by an independent public accountant or firm of accountants, unless such officer or counsel, as the case may be, knows that the certificate or opinions or representations with respect to the accounting matters upon which the certificate, statement or opinion of such officer or counsel may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous. Any certificate or opinion of any firm of independent public accountants filed with the Trustee shall contain a statement that such firm is independent.

       (f) Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

       SECTION 14.06.  BUSINESS DAYS.  Unless otherwise provided pursuant to
Section 2.05(c) hereof, in any case where the date of maturity of the principal of or any premium or interest on any Note or the date fixed for redemption of any Note is not a Business Day, then payment of such principal or any premium or interest need not be made on such date but may be made on the next succeeding Business Day with the same force and affect as if made on the date of maturity or the date fixed for redemption, and, in the case of timely payment thereof, no interest shall accrue for the period from and after such Interest Payment Date or the date on which the principal of the Note is required to be paid.

       SECTION 14.07. TRUST INDENTURE ACT TO CONTROL. From and after the TIA Qualification Date, if and to the extent that any provision of this Indenture limits, qualifies or conflicts with the duties imposed by any of Sections 310 to 317, inclusive, of the TIA, such required provision of the TIA shall govern.

       SECTION 14.08. TABLE OF CONTENTS, HEADINGS, ETC. The table of contents and the titles and headings of the articles and sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

       SECTION 14.09. EXECUTION IN COUNTERPARTS. This Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

       SECTION 14.10. MANNER OF MAILING NOTICE TO NOTEHOLDERS. Any notice or demand which by any provision of this Indenture is required or permitted to be given or served by the Trustee or the Company to or on the Holders of Notes, as the case may be, shall be given or served by first-class mail, postage prepaid, addressed to the Holders of such Notes at their last addresses as the same appear on the register for the Notes referred to in Section 2.06, and any such notice shall be deemed to be given or served by being deposited in a post office letter box in the form and manner provided in this Section 14.10. In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give notice to any Holder by mail, then such notification to such Holder as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

       SECTION 14.11. TRANSFEREES OF INITIAL PURCHASERS. Any rights of notice or rights to receive information of the Initial Purchasers as may be contained herein shall also be conferred upon the initial transferees of the Initial Purchasers.

       SECTION 14.12. APPROVAL BY TRUSTEE OF EXPERT OR COUNSEL. Wherever the Trustee is required to approve an Expert or counsel who is to furnish evidence of compliance with conditions precedent in this Indenture, such approval by the Trustee shall be deemed to have been given upon the taking of any action by the Trustee pursuant to and in accordance with the certificate or opinion so furnished by such Expert or counsel.

       IN WITNESS WHEREOF, NEVADA POWER COMPANY has caused this Senior Unsecured Note Indenture to be signed and acknowledged by one of its Vice Presidents, and attested by its Secretary, and IBJ Whitehall Bank & Trust Company has caused this Indenture to be signed and acknowledged by one of its Vice Presidents, and attested by one of its Vice Presidents, as of the day and year first written above.

                                   NEVADA POWER COMPANY


                                   By:
                                        -------------------------------------

ATTEST:



Secretary

                                   IBJ WHITEHALL BANK & TRUST
                                   COMPANY, as Trustee




                                   By:
                                        -------------------------------------

ATTEST:




Vice President

                                      EXHIBIT A

                                 FORM OF GLOBAL NOTE

REGISTERED                                                           REGISTERED

       [INCLUDE IF NOTE IS A GLOBAL NOTE DEPOSITED WITH THE DEPOSITARY -- UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF [INSERT NAME OF DEPOSITARY], TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE IS REGISTERED IN THE NAME OF [INSERT NAME OF NOMINEE OF DEPOSITORY] OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF [INSERT NAME OF DEPOSITARY] (AND ANY PAYMENT IS MADE TO [INSERT NAME OF NOMINEE OF DEPOSITARY] OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF [INSERT NAME OF DEPOSITARY]), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, [INSERT NAME OF NOMINEE OF DEPOSITORY], HAS AN INTEREST HEREIN.

       TRANSFERS OF THIS NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF [INSERT NAME OF DEPOSITARY] OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.]

                [INSERT LEGEND SPECIFIED IN SECTION 2.14 IF REQUIRED]

                                 NEVADA POWER COMPANY
                    __% SENIOR UNSECURED NOTE, SERIES __ DUE _____


CUSIP:                                                  NUMBER:

ORIGINAL ISSUE DATE(S):                                 PRINCIPAL AMOUNT(S):

INTEREST RATE:                                          MATURITY DATE:

INITIAL INTEREST PAYMENT DATE:


       NEVADA POWER COMPANY, a corporation of the State of Nevada (the "COMPANY"), for value received hereby promises to pay to [Nominee of Depositary] or registered assigns, the principal sum of

                                                                      DOLLARS

on the Maturity Date set forth above, premium, if any, and to pay interest thereon from the Original Issue Date (or if this Global Note has two or more Original Issue Dates, interest shall, beginning on each such Original Issue Date, begin to accrue for that part of the principal amount to which that Original Issue Date is applicable) set forth above or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semiannually in arrears on the ____________ and ____________ in each year, commencing on the Initial Interest Payment Date set forth above, at the per annum Interest Rate set forth above, until the principal hereof is paid or made available for payment. No interest shall accrue on the Maturity Date, so long as the principal amount of this Global Note is paid on the Maturity Date. The interest so payable and punctually paid or duly provided for on any such Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Note is registered at the close of business on the Regular Record Date for such interest, which shall be the ____________ or the _____________, as the case may be, next preceding such Interest Payment Date; provided, that the first Interest Payment Date for any part of this Note, the Original Issue Date of which is after a Regular Record Date but prior to the applicable Interest Payment Date, shall be the Interest Payment Date following the next succeeding Regular Record Date; and provided, that interest payable on the Maturity Date set forth above or, if applicable, upon redemption or acceleration, shall be payable to the Person to whom principal shall be payable. Except as otherwise provided in the Indenture (as defined below), any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and shall be paid to the Person in whose name this Note is registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustee, notice whereof shall be given to Noteholders not more than fifteen days or fewer than ten days prior to such Special Record Date. On or before 10:00 a.m., New York City time, or such other time as shall be agreed upon between the Trustee and the Depositary, of the day on which such payment of interest is due on this Global Note (other than maturity), the Trustee shall pay to the Depositary such interest in same day funds. On or before 10:00 a.m., New York City time, or such other time as shall be agreed upon between the Trustee and the Depositary, of the day on which principal, interest payable at maturity and premium, if any, is due on this Global Note, the Trustee shall deposit with the Depositary the amount equal to the principal, interest payable at maturity and premium, if any, by wire transfer into the account specified by the Depositary. As a condition to the payment, on the Maturity Date or upon redemption or acceleration, of any part of the principal and applicable premium of this Global Note, the Depositary shall surrender, or cause to be surrendered, this Global Note to the Trustee, whereupon a new Global Note shall be issued to the Depositary.

       This Global Note is a global security in respect of a duly authorized issue of __% Senior Unsecured Notes, Series ___ Due _____ (the "NOTES OF THIS SERIES", which term includes any Global Notes representing such Notes) of the Company issued and to be issued under a Senior Unsecured Note Indenture dated as of March 1, 1999 between the Company and IBJ Whitehall Bank & Trust Company, as trustee (herein called the "TRUSTEE", which term includes any successor Trustee under the Indenture) and indentures supplemental thereto (collectively, the "INDENTURE").

Under the Indenture, one or more series of notes may be issued and, as used herein, the term "Notes" refers to the Notes of this Series and any other outstanding series of Notes. Reference is hereby made for a more complete statement of the respective rights, limitations of rights, duties and immunities under the Indenture of the Company, the Trustee and the Noteholders and of the terms upon which the Notes are and are to be authenticated and delivered. This Global Note has been issued in respect of the series designated on the first page hereof, limited in aggregate principal amount to $_____________.

       Each Note of this Series shall be dated and issued as of the date of its authentication by the Trustee and shall bear an Original Issue Date or Dates. Each Note or Global Note issued upon transfer, exchange or substitution of such Note or Global Note shall bear the Original Issue Date or Dates of such transferred, exchanged or substituted Note or Global Note, as the case may be.

       [As applicable, one of the following two sentences or other redemption provisions established in an indenture supplement: This Global Note may not be redeemed prior to _____________________, ______. This Global Note is not redeemable prior to the Maturity Date set forth on the first page hereof.] [If applicable: On or after ____________, 20__, this Global Note is redeemable in whole or in part in increments of $1,000 (provided that any remaining principal amount of this Global Note shall be at least $100,000) at the option of the Company at the following redemption prices (expressed as a percentage of the principal amount to be redeemed) plus accrued interest to the redemption date:

              REDEMPTION PERIODS                 REDEMPTION PRICES

Notice of redemption will be given by mail to Holders of Notes of this Series not less than 30 or more than 60 days prior to the date fixed for redemption, all as provided in the Indenture. In the event of redemption of this Global
Note in part only, a new Global Note or Notes of like tenor and series for the unredeemed portion hereof will be issued in the name of the Noteholder hereof upon the surrender hereof.]

       Interest payments for this Global Note shall be computed and paid on the basis of a 360-day year of twelve 30-day months. In any case where any Interest Payment Date or date on which the principal of this Global Note is required to be paid is not a Business Day, then payment of principal, premium or interest need not be made on such date but may be made on the next succeeding Business Day with the same force and effect as if made on such Interest Payment Date or date on which the principal of this Global Note is required to be paid and, in the case of timely payment thereof, no interest shall accrue for the period from and after such Interest Payment Date or the date on which the principal of this Global Note is required to be paid.

       The Company, at its option, and subject to the terms and conditions provided in the Indenture, will be discharged from any and all obligations in respect of the Notes (except for certain obligations including obligations to register the transfer or exchange of Notes, replace stolen, lost or mutilated Notes, maintain paying agencies and hold monies for payment in trust, all as set forth in the Indenture) if the Company deposits with the Trustee money, U.S. Government Obligations which through the payment of interest thereon and principal thereof in accordance with their terms will provide money, or a combination of money and U.S. Government Obligations, in any event in an amount sufficient, without reinvestment, to pay all the principal of and any premium and interest on the Notes on the dates such payments are due in accordance with the terms of the Notes.

       If an Event of Default shall occur and be continuing, the principal of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

       The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modifications of the rights and obligations of the Company and the rights of the Noteholders under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in principal amount of the outstanding Notes. Any such consent or waiver by the Holder of this Global Note shall be conclusive and binding upon such Holder and upon all future Holders of this Global Note and of any Note issued upon the registration of transfer hereof or in exchange therefor or in lieu thereof whether or not notation of such consent or waiver is made upon the Note.

       As set forth in and subject to the provisions of the Indenture, no Holder of any Notes will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder unless such Holder shall have previously given to the Trustee written notice of a continuing Event of Default with respect to such Notes, the Holders of not less than a majority in principal amount of the outstanding Notes affected by such Event of Default shall have made written request and offered reasonable indemnity to the Trustee to institute such proceeding as Trustee and the Trustee shall have failed to institute such proceeding within 60 days; PROVIDED, HOWEVER, that such limitations do not apply to a suit instituted by the Holder hereof for the enforcement of payment of the principal of and any premium or interest on this Note on or after the respective due dates expressed here.

       No reference herein to the Indenture and to provisions of this Global Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Global Note at the times, places and rates and the coin or currency prescribed in the Indenture.

       As provided in the Indenture and subject to certain limitations therein set forth, this Global Note may be transferred only as permitted by the legend hereto.

       If at any time the Depositary for this Global Note notifies the Company that it is unwilling or unable to continue as Depositary for this Global Note or if at any time the Depositary for this Global Note shall no longer be eligible or in good standing under the Securities Exchange Act of 1934, as amended, or other applicable statute or regulation, the Company shall appoint a successor Depositary with respect to this Global Note. If a successor Depositary for this Global Note is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such ineligibility, the Company's election to issue this Note in global form shall no longer be effective with respect to this Global Note and the Company will execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of individual Notes of this Series in exchange for this Global Note, will authenticate and deliver individual Notes of this Series of like tenor and terms in definitive form in an aggregate principal amount equal to the principal amount of this Global Note.

       The Company may at any time and in its sole discretion determine that all Notes of this Series (but not less than all) issued or issuable in the form of one or more Global Notes shall no longer be represented by such Global Note or Notes. In such event, the Company shall execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of individual Notes of this Series in exchange for such Global Note, shall authenticate and deliver, individual Notes of this Series of like tenor and terms in definitive form in an aggregate principal amount equal to the principal amount of such Global Note or Notes in exchange for such Global Note or Notes.

       Under certain circumstances specified in the Indenture, the Depositary may be required to surrender any two or more Global Notes which have identical terms (but which may have differing Original Issue Dates) to the Trustee, and the Company shall execute and the Trustee shall authenticate and deliver to, or at the direction of, the Depositary a Global Note in principal or amount equal to the aggregate principal amount of, and with all terms identical to, the Global Notes surrendered thereto and that shall indicate all Original Issue Dates and the principal amount applicable to each such Original Issue Date.

       The Indenture and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York.

       Unless the certificate of authentication hereon has been executed by the Trustee, directly or through an Authenticating Agent by manual signature of an authorized officer, this Global Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

       All terms used in this Global Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture unless otherwise indicated herein.

       IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

                                                 NEVADA POWER COMPANY


Dated:                                    By:
                                             -----------------------------
                                                Title:
                                                      ------------------------


Attest:



-------------------------------
Title:

                                TRUSTEE'S CERTIFICATE
                                  OF AUTHENTICATION

This Note is one of the Notes of the series herein designated, described or provided for in the within-mentioned Indenture.

                                          IBJ WHITEHALL BANK & TRUST COMPANY, as
                                          Trustee


                                          By:
                                             -----------------------------
                                                 Authorized Officer

                                    ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -- as tenants in common   UNIF GIFT
                                   MIN ACT --        Custodian
                                             --------          -----------
                                             (Cust)               (Minor)
TEN ENT -- as tenants by the entireties
                                   Under Uniform Gifts to Minors

JT TEN -- as joint tenants with right
 of survivorship and not as tenants in common
                                                       --------------------
                                                               State

                      Additional abbreviations may also be used
                            though not in the above list.

                                    --------------

FOR VALUE RECEIVED the undersigned hereby sell(s), assign(s) and transfer(s)
unto
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Please print or typewrite name and address including postal zip code of assignee

---------------------------------------
the within note and all rights
thereunder, hereby irrevocably
constituting and appointing attorney to
transfer said note on the books of the
Company, with full power of
substitution in the premises.

Dated:
       --------------------------------   --------------------------------------
                                          NOTICE: The signature to this
                                          assignment must correspond with the
                                          name as written upon the face of the
                                          within instrument in every particular,
                                          without alteration or enlargement or
                                          any change whatever.

                                   TRANSFER NOTICE

                          [TO BE INCLUDED IF SERIES OF NOTE
                     IS NOT REGISTERED UNDER THE SECURITIES ACT]


FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______ _______________________________________________ whose taxpayer identification number is _________________________________________ and whose address including postal/zip code is
_______________________________________________________________________________
the within Note and all rights thereunder, hereunder irrevocably constituting and appointing ____________________________________________ attorney-in-fact to transfer said Note on the books of the Company with full power of substitution in the premises.

       In connection with the transfer of this Note, the undersigned certifies that:

       (Check one)

       / / This Note is being transferred to a person the undersigned reasonably believes is a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) (a "QIB") acquiring such Notes for its own account or as a fiduciary or agent for others (which others are also QIBs) and such person has been given notice that the transfer is being made in reliance on Rule 144A.

       / / This Note is being transferred outside the United States in compliance with Rule 904 of Regulation S under the Securities Act.

       / / This Note is being transferred to an "institutional accredited investor" (within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act) pursuant to another available exemption under the Securities Act.

       / / This Note is being transferred to Nevada Power Company, [Name of Initial Purchasers]

       / / This Note is being transferred pursuant to the exemption from registration provided by Rule 144 under the Securities Act.

       / / This Note is being transferred pursuant to a registration statement that has been declared effective under the Securities Act.

Dated:                             Name:
       ---------------------             -----------------------------------
                                   By:
                                         -----------------------------------
                                   Title:
                                         -----------------------------------

                                      EXHIBIT B

                                     FORM OF NOTE


                [INSERT LEGEND SPECIFIED IN SECTION 2.14 IF REQUIRED]



REGISTERED                                                          REGISTERED

                                 NEVADA POWER COMPANY
                   __% SENIOR UNSECURED NOTE, SERIES ___ DUE _____

CUSIP:                                                         PRINCIPAL AMOUNT:

ORIGINAL ISSUE DATE:                                           MATURITY DATE:

INTEREST RATE:                                                 NUMBER:

INITIAL INTEREST PAYMENT DATE:


       NEVADA POWER COMPANY, a corporation of the State of Nevada (the "COMPANY"), for value received hereby promises to pay to __________________________ or registered assigns, the principal sum of

                                                                      DOLLARS

on the Maturity Date set forth above, premium, if any, and to pay interest thereon from the Original Issue Date set forth above or from the most recent date to which interest has been paid or duly provided for, semiannually in arrears on _____________ and ______________ in each year, commencing on the Initial Interest Payment Date set forth above, at the per annum Interest Rate set forth above, until the principal hereof is paid or made available for payment. No interest shall accrue on the Maturity Date, so long as the principal amount of this Note is paid in full on the Maturity Date. The interest so payable and punctually paid or duly provided for on any such Interest Payment Date will, as provided in the Indenture (as defined below), be paid to the Person in whose name this Note is registered at the close of business on the Regular Record Date for such interest, which shall be the __________ or __________, as the case may be, next preceding such Interest Payment Date; provided that the first Interest Payment Date for any Note, the Original Issue Date of which is after a Regular Record Date but prior to the applicable Interest Payment Date, shall be the Interest Payment Date following the next succeeding Regular Record Date; and provided, that interest payable on the Maturity Date set forth above or, if applicable, upon redemption or acceleration, shall be payable to the Person to whom principal shall be payable. Except as otherwise provided in the Indenture (referred to on the reverse hereof), any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and shall be paid to the Person in whose name this Note is registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustee, notice whereof shall be given to Noteholders not more than fifteen days nor fewer than ten days prior to such Special Record Date. Principal, applicable premium and interest due at the maturity of this Note shall be payable in immediately available funds when due upon presentation and surrender of this Note at the Corporate Trust Office of the Trustee or at the authorized office of any paying agent in the Borough of Manhattan, the City and State of New York. Interest on this Note (other than interest payable at maturity) shall be paid by check in clearinghouse funds to the Holder as its name appears on the register; provided, that if the Trustee receives a written request from any Holder of Notes (as defined below), the aggregate principal amount of all of which having the same Interest Payment Date as this Note equals or exceeds $1,000,000, on or prior to the applicable Regular Record Date, interest on the Note shall be paid by wire transfer of immediately available funds to a bank within the continental United States (designated by such Holder in its request or by direct deposit into the account of such Holder designated by such Holder in its request if such account is maintained with the Trustee or any paying agent.

       REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS NOTE SET FORTH IN FULL ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH IN FULL AT THIS PLACE.

       Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof, directly or through an Authenticating Agent by manual signature of an authorized officer, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

       IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:                                    NEVADA POWER COMPANY


                                          By:
                                             --------------------------------
                                          Title:
                                                -----------------------------
ATTEST:



------------------------------
Title:


                                TRUSTEE'S CERTIFICATE
                                  OF AUTHENTICATION

This Note is one of the Notes of the
series herein designated, described or
provided for in the within-mentioned
Indenture.


IBJ WHITEHALL BANK &
TRUST COMPANY, as Trustee


By:
   ---------------------------
       AUTHORIZED OFFICER

                              [FORM OF REVERSE OF NOTE]
                                 NEVADA POWER COMPANY
                    __% SENIOR UNSECURED NOTE, SERIES __ DUE _____

       This Note is one of a duly authorized issue of __% Senior Unsecured Notes, Series __ Due _____ (the "NOTES OF THIS SERIES") of the Company issued and to be issued under a Senior Unsecured Note Indenture dated as of March 1, 1999 between the Company and IBJ Whitehall Bank & Trust Company, as trustee (herein called the "TRUSTEE", which term includes any successor Trustee under the Indenture) and indentures supplemental thereto (collectively, the "INDENTURE"). Under the Indenture, one or more series of notes may be issued and, as used herein, the term "Notes" refers to the Notes of this Series and any other outstanding series of Notes. Reference is hereby made for a more complete statement of the respective rights, limitations of rights, duties and immunities under the Indenture of the Company, the Trustee and the Noteholders and of the terms upon which the Notes are and are to be authenticated and delivered. This Note is one of the series designated on the face hereof, limited in aggregate principal amount to $________________.

       [As applicable, one of the following two sentences or other redemption provisions established in an indenture supplement: This Note may not be redeemed prior to ________________, 20__. This Note is not redeemable prior to the Maturity Date set forth on the face hereof.] [If applicable: On or after ______________, this Note is redeemable in whole or in part in increments of $1,000 (provided that any remaining principal amount of this Note shall be at least $1,000) at the option of the Company at the following redemption prices (expressed as a percentage of the principal amount to be redeemed) plus accrued interest to the redemption date:

              REDEMPTION PERIODS                 REDEMPTION PRICES



Notice of redemption will be given by mail to Holders of Notes of this Series not less than 30 or more than 60 days prior to the date fixed for redemption, all as provided in the Indenture. In the event of redemption of this Note in part only, a new Note or Notes of this Series of like tenor for the unredeemed portion hereof will be issued in the name of the Noteholder hereof upon the surrender hereof.]

       Interest payments for this Note shall be computed and paid on the basis of a 360-day year of twelve 30-day months. In any case where any Interest Payment Date or the date on which the principal of this Note is required to be paid is not a Business Day, then payment of principal, premium or interest need not be made on such date but may be made on the next succeeding Business Day with the same force and effect as if made on such Interest Payment Date or the date on which the principal of this Note is required to be paid, and, in the case of timely payment thereof, no interest shall accrue for the period from and after such Interest Payment Date or the date on which the principal of this
Note is required to be paid.

       The Company, at its option, and subject to the terms and conditions provided in the Indenture, will be discharged from any and all obligations in respect of the Notes (except for certain obligations including obligations to register the transfer or exchange of Notes, replace stolen, lost or mutilated Notes, maintain paying agencies and hold moneys for payment in trust, all as set forth in the Indenture) if the Company deposits with the Trustee money, U.S. Government Obligations which through the payment of interest thereon and principal thereof in accordance with their terms will provide money, or a combination of money and U.S. Government Obligations, in any event in an amount sufficient, without reinvestment, to pay all the principal of and any premium and interest on the Notes on the dates such payments are due in accordance with the terms of the Notes.

       If an Event of Default shall occur and be continuing, the principal of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

       The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modifications of the rights and obligations of the Company and the rights of the Noteholders under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in principal amount of the outstanding Notes. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange therefor in lieu thereof whether or not notation of such consent or waiver is made upon the Note.

       As set forth in and subject to the provisions of the Indenture, no Holder of any Notes will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder unless such Holder shall have previously given to the Trustee written notice of a continuing Event of Default with respect to such Notes, the Holders of not less than a majority in principal amount of the outstanding Notes affected by such Event of Default shall have made written request and offered reasonable indemnity to the Trustee to institute such proceeding as Trustee and the Trustee shall have failed to institute such proceeding within 60 days; PROVIDED, HOWEVER, that such limitations do not apply to a suit instituted by the Holder hereof for the enforcement of payment of the principal of and any premium or interest on this Note on or after the respective due dates expressed here.

       No reference herein to the Indenture and to provisions of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Note at the times, places and rates and the coin or currency prescribed in the Indenture.

       As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Note register. Upon surrender of this Note for registration or transfer at the corporate trust office of the Trustee or such other office or agency as may be designated by the Company in the Borough of Manhattan, the City and State of New York, endorsed by or accompanied by a written instrument of transfer in form satisfactory to the Company and the Note registrar, duly executed by the Holder hereof or the attorney in fact of such Holder duly authorized in writing, one or more new Notes of this Series of like tenor and of authorized denominations and for the same aggregate principal amount will be issued to the designated transferee or transferees.

       The Notes of this Series are issuable only in registered form, without coupons, in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Notes of this Series are exchangeable for a like aggregate principal amount of Notes of this Series of like tenor and of a different authorized denomination, as requested by the Holder surrendering the same.

       No service charge shall be made for any such registration of transfer or exchange but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

       Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner thereof for all purposes, whether or not this Note is overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

       The Indenture and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York.

       All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                                    ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -- as tenants in common  UNIF GIFT
                                  MIN ACT --           Custodian
                                          -------------         ---------------
                                             (Cust)                  (Minor)
TEN ENT -- as tenants by the entireties
                                   Under Uniform Gifts to Minors

JT TEN -- as joint tenants with right
 of survivorship and not as tenants in common
                                                   ---------------------------
                                                               State



                     Additional abbreviations may also be used
                           though not in the above list.

                                    --------------

FOR VALUE RECEIVED the undersigned hereby sell(s), assign(s) and transfer(s) unto

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
       Please print or typewrite name and address including postal zip code of assignee

--------------------------------------
the within note and all rights
thereunder, hereby irrevocably
constituting and appointing attorney to
transfer said note on the books of the
Company, with full power of
substitution in the premises.

Dated:
       --------------------------------   --------------------------------------
                                          NOTICE: The signature to this
                                          assignment must correspond with the
                                          name as written upon the face of the
                                          within instrument in every particular,
                                          without alteration or enlargement or
                                          any change whatever.

                                   TRANSFER NOTICE

                          [TO BE INCLUDED IF SERIES OF NOTE
                     IS NOT REGISTERED UNDER THE SECURITIES ACT]


FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ______________________________________________________ whose taxpayer identification number is _________________________________________ and whose address including postal/zip code is __________________________________the within Note and all rights thereunder, hereunder irrevocably constituting and appointing ____________________________________________ attorney-in-fact to transfer said Note on the books of the Company with full power of substitution in the premises.

       In connection with the transfer of this Note, the undersigned certifies that:

       (Check one)

       / / This Note is being transferred to a person the undersigned reasonably believes is a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) (a "QIB") acquiring such Notes for its own account or as a fiduciary or agent for others (which others are also QIBs) and such person has been given notice that the transfer is being made in reliance on Rule 144A.

       / / This Note is being transferred outside the United States in compliance with Rule 904 of Regulation S under the Securities Act.

       / / This Note is being transferred to an "institutional accredited investor" (within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act) pursuant to another available exemption under the Securities Act.

       / / This Note is being transferred to Nevada Power Company, [Name of Initial Purchasers]

       / / This Note is being transferred pursuant to the exemption from registration provided by Rule 144 under the Securities Act.

       / / This Note is being transferred pursuant to a registration statement that has been declared effective under the Securities Act.

Dated:                                    Name:
       ---------------------                    ----------------------------
                                          By:
                                                ----------------------------
                                          Title:
                                                ----------------------------

                                                                       EXHIBIT C

                        FORM OF RESTRICTED PERIOD CERTIFICATE

                                        [DATE]

The Depository Trust Company
55 Water Street
New York, NY 10041

IBJ Whitehall Bank & Trust Company,
 as Trustee


Attn: Corporate Trust Administration

       Re: Nevada Power Company __% Series Senior Unsecured Notes Series A Due ____ (the "Notes")

Ladies and Gentlemen:

       Reference is hereby made to the Senior Unsecured Note Indenture dated as of March 1, 1999 (the "Indenture") between Nevada Power Company and IBJ Whitehall Bank & Trust Company, as Trustee. Capitalized terms used and not defined herein shall have the meanings given them in the Indenture.

       This letter is related to U.S.$___________ principal amount of the Notes presented by the Restricted Regulation S Global note, held by the Trustee pursuant to Section 2.13 of the Indenture. We hereby certify that the offering of the Notes has closed and that the distribution compliance period (as defined in Regulation S) with respect to the offer and sale of the Notes has terminated.

                                          NEVADA POWER COMPANY


                                          By:
                                              ------------------------------
                                                 Name:
                                                 Title:


cc:    Euroclear
       CEDEL Bank

                                                                       EXHIBIT D

                            FORM OF TRANSFER CERTIFICATE
                FOR TRANSFER OR EXCHANGE FROM RULE 144A GLOBAL NOTE
                       TO RESTRICTED REGULATION S GLOBAL NOTE
     (Transfers or exchanges pursuant to Section 2.13(b)(ii) of the Indenture)


IBJ Whitehall Bank & Trust Company


Attn: Corporate Trust Administration

       Re: Nevada Power Company __% Senior Unsecured Notes Series A Due ___ (the "Notes")

       Reference is hereby made to the Senior Unsecured Note Indenture dated as of March 1, 1999 (the "Indenture") between Nevada Power Company (the "Issuer") and IBJ Whitehall Bank & Trust Company, as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

       This letter relates to U.S.$______________ principal amount of the Notes which are held into the form of [the Rule 144A (CUSIP NO. [__________] with the Depositary] in the name of [insert name of transferor] (the "Transferor"). The Transferor has requested a transfer or exchange of such [beneficial interest] [Note] for an interest in the Restricted Regulation S Global Note (CINS No. ___________) to be held with [Euroclear] [Cedel Bank] (common Code ___________) through the Depositary.

       In connection with such request and in respect of such Notes, the Transferor does hereby certify that such transfer or exchange has been effected in accordance with the transfer restrictions set forth in the Indenture and the Notes and pursuant to and in accordance with Regulation S under the Securities Act, and accordingly the Transferor does hereby certify that:

       (1)    the offer of the Notes was not made to a person in the United
              States;

       [(2) at the time the buy order was originated, the transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed that the transferee was outside the United States,](*)


-----------------------
(*) Insert one of these two provisions, which come from the definition of "offshore transactions" in Regulation S.

       [(2) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the Transferor nor any person acting on its behalf knows that the transaction was pre-arranged with a buyer in the United States,]*

       (3) no directed selling efforts have been made in contravention of the requirements of Rule 903 or 904 of Regulation S, as applicable, and

       (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

       This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer.

                                          [Insert Name of Transferor]


                                          By:
                                             ---------------------------------
                                                Name:
                                                Title:
Dated:
       ----------------------

cc: Nevada Power Company






---------------------
* Insert one of these two provisions, which come from the definition of "offshore transactions" in Regulation S.

                                                                       EXHIBIT E

                             FORM OF TRANSFER CERTIFICATE
                 FOR TRANSFER OR EXCHANGE FROM RULE 144A GLOBAL NOTE
                    NOTE TO UNRESTRICTED REGULATION S GLOBAL NOTE
                         (Exchanges or transfers pursuant to
                        Section 2.13(b)(iii) of the Indenture)

IBJ Whitehall Bank & Trust Company


Attn: Corporate Trust Administration

       Re: Nevada Power Company __% Senior Unsecured Notes Series A Due ___ (the "Notes")

       Reference is hereby made to the Senior Unsecured Note Indenture dated as of March 1, 1999 (the "Indenture") between Nevada Power Company (the "Issuer") and IBJ Whitehall Bank & Trust Company, as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

       This letter relates to U.S. $_____________ principal amount of the Notes which are held in the form of [the Rule 144A (CUSIP No. [_______] with the Depositary] in the name of [insert name of transferor] (the "Transferor"). The Transferor has requested an exchange or transfer of such [beneficial interest in the Note] [Note] for an interest in the Unrestricted Regulation S Global Security (CUSIP No. _________).

       In connection with such request and in respect of such Notes, the Transferor does hereby certify that such transfer or exchange has been effected in accordance with the transfer restrictions set forth in the Indenture and the Notes; and:

              (i) with respect to transfers made in reliance on Regulation S under the Securities Act, the Transferor does hereby certify that:

                     (1) the offer of the Notes was not made to a person in the United States;

                     [(2)   at the time the buy order was originated, the
              transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed that the transferee was outside the United States,]*

                     [(2)   the transaction was executed in, on or through the
              facilities of a designated offshore securities market and neither the Transferor nor any person acting on its behalf knows that the transaction was prearranged with a buyer in the United States,]*

                     (3) no directed selling efforts have been made in contravention of the requirements of Rule 903 or 904 of Regulation S, as applicable, and

                     (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

       (ii) with respect to transfers made in reliance on Rule 144 under the Securities Act, certify that the Notes are being transferred in a transaction permitted by Rule 144 under the Securities Act,

       (iii) with respect to transfers made in reliance on another exemption from the Securities Act, the following is the basis for the exemption:
______________________________, and

       (iv) with respect to an exchange, either (x) the Note being exchanged is not a "restricted security" as defined in Rule 144 under the Securities Act or (y) the exchange is being made to facilitate a contemporaneous transfer that complies with Section 2.13(b)(iii) of the Indenture.

       This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer.

                                   [Insert Name of Transferor]



                                   By:
                                       -----------------------------------
                                          Name:
                                          Title:

Dated:
       -----------------------

cc: Nevada Power Company






-------------------
* Insert one of these two provisions, which come from the definition of "offshore transactions" in Regulation S.

                                                                       EXHIBIT F


              FORM OF TRANSFER CERTIFICATE FOR TRANSFER OR EXCHANGE FROM RESTRICTED REGULATION S GLOBAL NOTE OR UNRESTRICTED REGULATION S
                       GLOBAL NOTE TO RULE 144A GLOBAL NOTE
       (Exchanges or transfers pursuant to Section 2.13(b)(iv) of the Indenture)



IBJ Whitehall Bank & Trust Company


Attn: Corporate Trust Administration

       Re: Nevada Power Company __% Senior Unsecured Notes Series A Due ___ (the "Notes")

       Reference is hereby made to the Senior Unsecured Note Indenture dated as of March 1, 1999 (the "Indenture") between Nevada Power Company (the "Issuer") and IBJ Whitehall Bank & Trust Company, as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

       This letter relates to U.S. $_____________ principal amount of the Notes which are held in the form of [the [Restricted] [Unrestricted] Regulation S Global Note with [Euroclear] [Cedel Bank] (Common Code _______________)] [with the Depositary (CUSIP No. _____________)] in the name of [insert name of transferor] (the "Transferor"). The Transferor has requested a transfer or exchange of such [beneficial interest] [Note] for an interest in the Rule 144A Global Note.

       In connection with such request and in respect of such Notes, the Transferor does hereby certify that such Notes are being transferred or exchanged in accordance with (i) the transfer restrictions set forth in the Indenture and the Notes and (ii) Rule 144A under the Securities Act to a transferee that the Transferor reasonably believes is purchasing the Notes for its own account or as an agent or fiduciary for others with respect to which account the transferee exercises sole investment discretion and the transferee and any such account is a "qualified institutional buyer" within the meaning of Rule 144A, in each case in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state of the United States or any other jurisdiction.

       This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer.
                                          [Insert Name of Transferor]


                                          By:
                                              -------------------------------
                                                 Name:
                                                 Title:
Dated:
       ------------------

cc: Nevada Power Company

                         CROSS REFERENCE SHEET SHOWING THE
               LOCATION IN THE INDENTURE OF THE PROVISIONS INSERTED PURSUANT TO SECTIONS 310 THROUGH 318(A) INCLUSIVE OF
                          THE TRUST INDENTURE ACT OF 1939


SECTION OF TRUST
INDENTURE ACT       SECTION OF INDENTURE                                          PAGE
     310  (a)(1)    8.09 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 46
     310  (a)(2)    8.09 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 46
     310  (a)(3)    NOT APPLICABLE . . . . . . . . . . . . . . . . . . . . . . . . --
     310  (a)(4)    NOT APPLICABLE . . . . . . . . . . . . . . . . . . . . . . . . --
     310  (a)(5)    8.09 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 46
     310  (b)       8.08 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 46
     310  (c)       NOT APPLICABLE . . . . . . . . . . . . . . . . . . . . . . . . --
     311  (a)       8.14 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 48
     311  (b)       8.14 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 48
     311  (c)       NOT APPLICABLE . . . . . . . . . . . . . . . . . . . . . . . . --
     312  (a)       6.01(a). . . . . . . . . . . . . . . . . . . . . . . . . . . . 33
     312  (b)       6.01(b). . . . . . . . . . . . . . . . . . . . . . . . . . .33-34
     312  (c)       6.01(c). . . . . . . . . . . . . . . . . . . . . . . . . . . . 34
     313  (a)       6.03(a). . . . . . . . . . . . . . . . . . . . . . . . . . .35-36
     313  (b)       6.03(b). . . . . . . . . . . . . . . . . . . . . . . . . . . . 36
     313  (c)       6.03(d). . . . . . . . . . . . . . . . . . . . . . . . . . . . 36
     313  (d)       6.03(c) and 6.03(d). . . . . . . . . . . . . . . . . . . . . . 36
     314  (a)       5.05, 6.02(a), 6.02(b) and 6.02(c) . . . . . . . . . . . 33;34-35
     314  (b)       NOT APPLICABLE . . . . . . . . . . . . . . . . . . . . . . . . --
     314  (c)(1)    Definition of Officer's Certificate and 14.05(a) . . . . . . 5;58
     314  (c)(2)    Definition of Opinion of Counsel and 14.05 . . . . . . . . . 5;58
     314  (c)(3)    NOT APPLICABLE . . . . . . . . . . . . . . . . . . . . . . . . --
     314  (d)(1)    NOT APPLICABLE . . . . . . . . . . . . . . . . . . . . . . . . --
     314  (d)(2)    NOT APPLICABLE . . . . . . . . . . . . . . . . . . . . . . . . --
     314  (d)(3)    NOT APPLICABLE . . . . . . . . . . . . . . . . . . . . . . . . --
     314  (e)       14.05(b) . . . . . . . . . . . . . . . . . . . . . . . . . . . 58
     314  (f)       NOT APPLICABLE . . . . . . . . . . . . . . . . . . . . . . . . --
     315  (a)       8.01 and 8.02. . . . . . . . . . . . . . . . . . . . . . . .42-44
     315  (b)       7.08 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 42
     315  (c)       8.01(a). . . . . . . . . . . . . . . . . . . . . . . . . . . . 42
     315  (d)       8.01(b). . . . . . . . . . . . . . . . . . . . . . . . . . . . 43
     315  (e)       7.09 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 42
     316  (a)       7.07 . . . . . . . . . . . . . . . . . . . . . . . . . . . .41-42
                    9.04 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 50
                    12.02. . . . . . . . . . . . . . . . . . . . . . . . . . . .55-56
     316  (b)       7.04 . . . . . . . . . . . . . . . . . . . . . . . . . . . .40-41
                    9.06 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 51
                    12.02. . . . . . . . . . . . . . . . . . . . . . . . . . . .55-56
     316  (c)       9.06 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 51
     317  (a)(1)    7.02(b). . . . . . . . . . . . . . . . . . . . . . . . . . . . 39
     317  (a)(2)    7.02(c). . . . . . . . . . . . . . . . . . . . . . . . . . . . 39
     317  (b)       4.02 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 31
                    5.04 . . . . . . . . . . . . . . . . . . . . . . . . . . . .32-33
     318  (a)       14.07. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 59



                                  TABLE OF CONTENTS


                                                                                   Page
                                                                                   ----
ARTICLE ONE DEFINITIONS


SECTION 1.01. GENERAL. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1
SECTION 1.02. TRUST INDENTURE ACT. . . . . . . . . . . . . . . . . . . . . . . . . .1
SECTION 1.03. DEFINITIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .2

ARTICLE TWO FORM, ISSUE, EXECUTION, REGISTRATION AND EXCHANGE OF NOTES


SECTION 2.01. FORM GENERALLY.. . . . . . . . . . . . . . . . . . . . . . . . . . . .8
SECTION 2.02. FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION. . . . . . . . . . . 10
SECTION 2.03. AMOUNT UNLIMITED.. . . . . . . . . . . . . . . . . . . . . . . . . . 11
SECTION 2.04. DENOMINATIONS, DATES, INTEREST PAYMENT AND RECORD DATES. . . . . . . 11
SECTION 2.05. EXECUTION, AUTHENTICATION, DELIVERY AND DATING . . . . . . . . . . . 12
SECTION 2.06. EXCHANGE AND REGISTRATION OF TRANSFER OF NOTES . . . . . . . . . . . 15
SECTION 2.07. MUTILATED, DESTROYED, LOST OR STOLEN NOTES . . . . . . . . . . . . . 16
SECTION 2.08. TEMPORARY NOTES. . . . . . . . . . . . . . . . . . . . . . . . . . . 17
SECTION 2.09. CANCELLATION OF NOTES PAID, ETC. . . . . . . . . . . . . . . . . . . 17
SECTION 2.10. INTEREST RIGHTS PRESERVED. . . . . . . . . . . . . . . . . . . . . . 18
SECTION 2.11. SPECIAL RECORD DATE. . . . . . . . . . . . . . . . . . . . . . . . . 18
SECTION 2.12. PAYMENT OF NOTES . . . . . . . . . . . . . . . . . . . . . . . . . . 18
SECTION 2.13.  GLOBAL NOTES. . . . . . . . . . . . . . . . . . . . . . . . . . . . 19
SECTION 2.14. TRANSFER RESTRICTION . . . . . . . . . . . . . . . . . . . . . . . . 24

ARTICLE THREE REDEMPTION OF NOTES

SECTION 3.01. APPLICABILITY OF ARTICLE . . . . . . . . . . . . . . . . . . . . . . 27
SECTION 3.02. NOTICE OF REDEMPTION; SELECTION OF NOTES . . . . . . . . . . . . . . 27
SECTION 3.03. PAYMENT OF NOTES ON REDEMPTION; DEPOSIT OF
               REDEMPTION PRICE. . . . . . . . . . . . . . . . . . . . . . . . . . 28

ARTICLE FOUR SATISFACTION AND DISCHARGE; UNCLAIMED MONEYS

SECTION 4.01. SATISFACTION AND DISCHARGE.. . . . . . . . . . . . . . . . . . . . . 29
SECTION 4.02. DEPOSITED MONEYS TO BE HELD IN TRUST BY TRUSTEE. . . . . . . . . . . 31
SECTION 4.03. PAYING AGENT TO REPAY MONEYS HELD. . . . . . . . . . . . . . . . . . 31
SECTION 4.04. RETURN OF UNCLAIMED MONEYS . . . . . . . . . . . . . . . . . . . . . 31

ARTICLE FIVE PARTICULAR COVENANTS OF THE COMPANY

SECTION 5.01. PAYMENT OF PRINCIPAL, PREMIUM AND INTEREST . . . . . . . . . . . . . 31
SECTION 5.02. OFFICE FOR NOTICES AND PAYMENTS, ETC.. . . . . . . . . . . . . . . . 31
SECTION 5.03. APPOINTMENTS TO FILL VACANCIES IN TRUSTEE'S OFFICE . . . . . . . . . 32
SECTION 5.04. PROVISION AS TO PAYING AGENT . . . . . . . . . . . . . . . . . . . . 32


                                         -i-

ARTICLE SIX NOTEHOLDER LISTS AND REPORTS BY THE COMPANY AND THE TRUSTEE

SECTION 6.01. NOTEHOLDER LISTS . . . . . . . . . . . . . . . . . . . . . . . . . . 33
SECTION 6.02. REPORTS BY THE COMPANY . . . . . . . . . . . . . . . . . . . . . . . 34
SECTION 6.03. REPORTS BY THE TRUSTEE . . . . . . . . . . . . . . . . . . . . . . . 35

ARTICLE SEVEN REMEDIES OF THE TRUSTEE AND NOTEHOLDERS ON EVENTS OF DEFAULT

SECTION 7.01. EVENTS OF DEFAULT. . . . . . . . . . . . . . . . . . . . . . . . . . 36
SECTION 7.02. PAYMENT OF NOTES ON DEFAULT; SUIT THEREFOR . . . . . . . . . . . . . 38
SECTION 7.03. APPLICATION OF MONEYS COLLECTED BY TRUSTEE.. . . . . . . . . . . . . 39
SECTION 7.04. PROCEEDINGS BY NOTEHOLDERS . . . . . . . . . . . . . . . . . . . . . 40
SECTION 7.05. PROCEEDINGS BY TRUSTEE.. . . . . . . . . . . . . . . . . . . . . . . 41
SECTION 7.06. REMEDIES CUMULATIVE AND CONTINUING . . . . . . . . . . . . . . . . . 41
SECTION 7.07. DIRECTION OF PROCEEDINGS AND WAIVER OF DEFAULTS BY
              MAJORITY OF NOTEHOLDERS. . . . . . . . . . . . . . . . . . . . . . . 41
SECTION 7.08. NOTICE OF DEFAULT. . . . . . . . . . . . . . . . . . . . . . . . . . 42
SECTION 7.09. UNDERTAKING TO PAY COSTS . . . . . . . . . . . . . . . . . . . . . . 42

ARTICLE EIGHT CONCERNING THE TRUSTEE

SECTION 8.01. DUTIES AND RESPONSIBILITIES OF TRUSTEE . . . . . . . . . . . . . . . 42
SECTION 8.02. RELIANCE ON DOCUMENTS, OPINIONS, ETC . . . . . . . . . . . . . . . . 43
SECTION 8.03. NO RESPONSIBILITY FOR RECITALS, ETC. . . . . . . . . . . . . . . . . 45
SECTION 8.04. TRUSTEE, AUTHENTICATING AGENT, PAYING AGENT OR
              REGISTRAR MAY OWN NOTES. . . . . . . . . . . . . . . . . . . . . . . 45
SECTION 8.05. MONEYS TO BE HELD IN TRUST.  . . . . . . . . . . . . . . . . . . . . 45
SECTION 8.06. COMPENSATION AND EXPENSES OF TRUSTEE.. . . . . . . . . . . . . . . . 45
SECTION 8.07. OFFICER'S CERTIFICATE AS EVIDENCE. . . . . . . . . . . . . . . . . . 46
SECTION 8.08. CONFLICTING INTEREST OF TRUSTEE. . . . . . . . . . . . . . . . . . . 46
SECTION 8.09. EXISTENCE AND ELIGIBILITY OF TRUSTEE . . . . . . . . . . . . . . . . 46
SECTION 8.10. RESIGNATION OR REMOVAL OF TRUSTEE. . . . . . . . . . . . . . . . . . 46
SECTION 8.11. APPOINTMENT OF SUCCESSOR TRUSTEE . . . . . . . . . . . . . . . . . . 47
SECTION 8.12. ACCEPTANCE BY SUCCESSOR TRUSTEE. . . . . . . . . . . . . . . . . . . 47
SECTION 8.13. SUCCESSION BY MERGER, ETC. . . . . . . . . . . . . . . . . . . . . . 48
SECTION 8.14. LIMITATIONS ON RIGHTS OF TRUSTEE AS A CREDITOR . . . . . . . . . . . 48
SECTION 8.15. AUTHENTICATING AGENT . . . . . . . . . . . . . . . . . . . . . . . . 49

ARTICLE NINE CONCERNING THE NOTEHOLDERS

SECTION 9.01. ACTION BY NOTEHOLDERS. . . . . . . . . . . . . . . . . . . . . . . . 49
SECTION 9.02. PROOF OF EXECUTION BY NOTEHOLDERS. . . . . . . . . . . . . . . . . . 50
SECTION 9.03. WHO DEEMED ABSOLUTE OWNERS . . . . . . . . . . . . . . . . . . . . . 50
SECTION 9.04. COMPANY-OWNED NOTES DISREGARDED. . . . . . . . . . . . . . . . . . . 50
SECTION 9.05. REVOCATION OF CONSENTS; FUTURE HOLDERS BOUND . . . . . . . . . . . . 50
SECTION 9.06. RECORD DATE FOR NOTEHOLDER ACTS. . . . . . . . . . . . . . . . . . . 51

ARTICLE TEN NOTEHOLDERS' MEETING

SECTION 10.01. PURPOSES OF MEETINGS. . . . . . . . . . . . . . . . . . . . . . . . 51
SECTION 10.02. CALL OF MEETINGS BY TRUSTEE . . . . . . . . . . . . . . . . . . . . 52
SECTION 10.03. CALL OF MEETINGS BY COMPANY OR NOTEHOLDERS. . . . . . . . . . . . . 52
SECTION 10.04. QUALIFICATIONS FOR VOTING . . . . . . . . . . . . . . . . . . . . . 52


                                         -ii-

SECTION 10.05. REGULATIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . 52
SECTION 10.06. VOTING. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 53
SECTION 10.07. RIGHTS OF TRUSTEE OR NOTEHOLDERS NOT DELAYED. . . . . . . . . . . . 53

ARTICLE ELEVEN CONSOLIDATION, MERGER, SALE, TRANSFER OR OTHER DISPOSITION

SECTION 11.01. COMPANY MAY CONSOLIDATE, ETC. ONLY ON CERTAIN TERMS . . . . . . . . 53
SECTION 11.02. SUCCESSOR CORPORATION SUBSTITUTED . . . . . . . . . . . . . . . . . 54

ARTICLE TWELVE SUPPLEMENTAL INDENTURES

SECTION 12.01. SUPPLEMENTAL INDENTURES WITHOUT CONSENT OF
               NOTEHOLDERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . 54
SECTION 12.02. SUPPLEMENTAL INDENTURES WITH CONSENT OF NOTEHOLDERS . . . . . . . . 55
SECTION 12.03. COMPLIANCE WITH TRUST INDENTURE ACT; EFFECT OF
               SUPPLEMENTAL INDENTURES . . . . . . . . . . . . . . . . . . . . . . 56
SECTION 12.04. NOTATION ON NOTES . . . . . . . . . . . . . . . . . . . . . . . . . 57
SECTION 12.05. EVIDENCE OF COMPLIANCE OF SUPPLEMENTAL INDENTURE
               TO BE FURNISHED TO THE TRUSTEE. . . . . . . . . . . . . . . . . . . 57

ARTICLE THIRTEEN IMMUNITY OF INCORPORATORS, STOCKHOLDERS, OFFICERS AND DIRECTORS

SECTION 13.01. INDENTURE AND NOTES SOLELY CORPORATE OBLIGATIONS  . . . . . . . . . 57


                                        -iii-


ARTICLE FOURTEEN MISCELLANEOUS PROVISIONS

SECTION 14.01.  PROVISIONS BINDING ON COMPANY'S SUCCESSORS . . . . . . . . . . . . 57
SECTION 14.02.  OFFICIAL ACTS BY SUCCESSOR CORPORATION . . . . . . . . . . . . . . 57
SECTION 14.03.  NOTICES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 58
SECTION 14.04.  GOVERNING LAW. . . . . . . . . . . . . . . . . . . . . . . . . . . 58
SECTION 14.05.  EVIDENCE OF COMPLIANCE WITH CONDITIONS PRECEDENT . . . . . . . . . 58
SECTION 14.06.  BUSINESS DAYS. . . . . . . . . . . . . . . . . . . . . . . . . . . 59
SECTION 14.07.  TRUST INDENTURE ACT TO CONTROL . . . . . . . . . . . . . . . . . . 59
SECTION 14.08.  TABLE OF CONTENTS, HEADINGS, ETC . . . . . . . . . . . . . . . . . 59
SECTION 14.09.  EXECUTION IN COUNTERPARTS. . . . . . . . . . . . . . . . . . . . . 60
SECTION 14.10.  MANNER OF MAILING NOTICE TO NOTEHOLDERS. . . . . . . . . . . . . . 60
SECTION 14.11.  TRANSFEREES OF INITIAL PURCHASERS. . . . . . . . . . . . . . . . . 60
SECTION 14.12.  APPROVAL BY TRUSTEE OF EXPERT OR COUNSEL . . . . . . . . . . . . . 60


EXHIBIT A      Form of Global Note . . . . . . . . . . . . . . . . . . . . . . . .A-1
EXHIBIT B      Form of Note. . . . . . . . . . . . . . . . . . . . . . . . . . . .B-1
EXHIBIT C      Form of Restricted Period Certificate . . . . . . . . . . . . . . .C-1
EXHIBIT D      Form of Transfer Certificate for Transfer or Exchange From
               Rule 144A Global Note to Restricted Regulation S
               Global Note . . . . . . . . . . . . . . . . . . . . . . . . . . . .D-1
EXHIBIT E      Form of Transfer Certificate for Transfer or Exchange
               From Rule 144A Global Note to Unrestricted Regulation S
               Global Note . . . . . . . . . . . . . . . . . . . . . . . . . . . .E-1
EXHIBIT F      Form of Transfer Certificate for Transfer or Exchange From
               Restricted Regulation S Global Note or Unrestricted
               Regulation S Global Note. . . . . . . . . . . . . . . . . . . . . .F-1




                                         -v-